                                                                    EXHIBIT 4.1

                        FIRST AMENDMENT AND RESTATEMENT
                            OF AMENDED AND RESTATED
                                CREDIT AGREEMENT

                           Dated as of April 10, 2001

                                     among

                               ETHYL CORPORATION,
                                  as Borrower,

                        THE SUBSIDIARIES OF THE BORROWER
                        FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,

                                   THE BANKS
                        FROM TIME TO TIME PARTY HERETO,

                            BANK OF AMERICA, N. A.,
                            as Administrative Agent


                        BANC OF AMERICA SECURITIES LLC,
                  as Sole Lead Arranger and Sole Book Manager

                               TABLE OF CONTENTS

SECTION 1  DEFINITIONS.......................................................................................     1
         1.1      Definitions................................................................................     1
         1.2      Computation of Time Periods................................................................    28
         1.3      Accounting Terms...........................................................................    28

SECTION 2  CREDIT FACILITIES.................................................................................    29
         2.1      Revolving Loans............................................................................    29
         2.2      Letter of Credit Subfacility...............................................................    31
         2.3      Term Loan..................................................................................    36
         2.4      New Term Loan..............................................................................    37
         2.5      Extension of Maturity Date.................................................................    38

SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES....................................................    39
         3.1      Default Rate...............................................................................    39
         3.2      Extension and Conversion...................................................................    39
         3.3      Prepayments................................................................................    40
         3.4      Termination and Reduction of Revolving Committed Amount....................................    42
         3.5      Fees.......................................................................................    43
         3.6      Capital Adequacy...........................................................................    45
         3.7      Limitation on Eurodollar Loans.............................................................    45
         3.8      Illegality.................................................................................    45
         3.9      Requirements of Law........................................................................    46
         3.10     Treatment of Affected Loans................................................................    47
         3.11     Taxes......................................................................................    47
         3.12     Compensation...............................................................................    50
         3.13     Pro Rata Treatment.........................................................................    50
         3.14     Sharing of Payments........................................................................    52
         3.15     Payments, Computations, Etc................................................................    52
         3.16     Evidence of Debt...........................................................................    54

SECTION 4  GUARANTY..........................................................................................    55
         4.1      The Guaranty...............................................................................    55
         4.2      Obligations Unconditional..................................................................    55
         4.3      Reinstatement..............................................................................    56
         4.4      Certain Additional Waivers.................................................................    57
         4.5      Remedies...................................................................................    57
         4.6      Rights of Contribution.....................................................................    57
         4.7      Guarantee of Payment; Continuing Guarantee.................................................    58

SECTION 5  CONDITIONS........................................................................................    58
         5.1      Closing Conditions.........................................................................    58
         5.2      Conditions to all Extensions of Credit.....................................................    62

SECTION 6  REPRESENTATIONS AND WARRANTIES....................................................................    63
         6.1      Financial Condition........................................................................    63
         6.2      No Material Change.........................................................................    64
         6.3      Organization and Good Standing.............................................................    64
         6.4      Power; Authorization; Enforceable Obligations..............................................    64
         6.5      No Conflicts...............................................................................    65
         6.6      No Default.................................................................................    65
         6.7      Ownership..................................................................................    65
         6.8      Indebtedness...............................................................................    65
         6.9      Litigation.................................................................................    65
         6.10     Taxes......................................................................................    66
         6.11     Compliance with Law........................................................................    66
         6.12     ERISA......................................................................................    66
         6.13     Corporate Structure; Capital Stock, etc....................................................    68
         6.14     Governmental Regulations, Etc..............................................................    68
         6.15     Purpose of Loans and Letters of Credit.....................................................    69
         6.16     Environmental Matters......................................................................    69
         6.17     Intellectual Property......................................................................    70
         6.18     Solvency...................................................................................    70
         6.19     Investments................................................................................    70
         6.20     Business Locations.........................................................................    70
         6.21     Disclosure.................................................................................    70
         6.22     No Burdensome Restrictions.................................................................    71
         6.23     Labor Matters..............................................................................    71
         6.24     Collateral Documents.......................................................................    71

SECTION 7  AFFIRMATIVE COVENANTS.............................................................................    71
         7.1      Information Covenants......................................................................    72
         7.2      Preservation of Existence and Franchises...................................................    76
         7.3      Books and Records..........................................................................    76
         7.4      Compliance with Law........................................................................    76
         7.5      Payment of Taxes and Other Indebtedness....................................................    76
         7.6      Insurance..................................................................................    76
         7.7      Maintenance of Property....................................................................    77
         7.8      Performance of Obligations.................................................................    77
         7.9      Use of Proceeds............................................................................    77
         7.10     Audits/Inspections.........................................................................    77
         7.11     Financial Covenants........................................................................    78
         7.12     New Subsidiaries...........................................................................    79
         7.13     Pledged Assets.............................................................................    80
         7.14     Interest Rate Protection...................................................................    81
         7.15     Further Assurances.........................................................................    81
         7.16     Post-Closing Deliveries....................................................................    82
         7.17     Old Town Farm..............................................................................    83

SECTION 8  NEGATIVE COVENANTS................................................................................    83
         8.1      Indebtedness...............................................................................    83

         8.2      Liens......................................................................................    84
         8.3      Consolidation, Merger, Dissolution, etc....................................................    86
         8.4      Asset Dispositions.........................................................................    86
         8.5      Investments................................................................................    87
         8.6      Restricted Payments........................................................................    88
         8.7      Other Indebtedness.........................................................................    88
         8.8      Transactions with Affiliates...............................................................    88
         8.9      Fiscal Year; Organizational Documents......................................................    89
         8.10     Limitation on Restricted Actions...........................................................    89
         8.11     Ownership of Subsidiaries; Limitations on Parent...........................................    89
         8.12     Sale Leasebacks............................................................................    89
         8.13     Capital Expenditures.......................................................................    90
         8.14     No Further Negative Pledges................................................................    90
         8.15     Operating Lease Obligations................................................................    90

SECTION 9  EVENTS OF DEFAULT.................................................................................    90
         9.1      Events of Default..........................................................................    90
         9.2      Acceleration; Remedies.....................................................................    93

SECTION 10 AGENCY PROVISIONS.................................................................................    94
         10.1     Appointment and Authorization of Administrative Agent and Collateral Agent.................    94
         10.2     Delegation of Duties.......................................................................    94
         10.3     Liability of Administrative Agent..........................................................    95
         10.4     Reliance by Administrative Agent and the Collateral Agent..................................    95
         10.5     Notice of Default..........................................................................    96
         10.6     Credit Decision; Disclosure of Information by Administrative Agent.........................    96
         10.7     Indemnification of Administrative Agent and the Collateral Agent...........................    97
         10.8     Administrative Agent and Collateral Agent in their Individual Capacities...................    97
         10.9     Successor Administrative Agent and Collateral Agent........................................    98

SECTION 11  MISCELLANEOUS....................................................................................    98
         11.1     Notices....................................................................................    98
         11.2     Sharing of Setoffs.........................................................................   100
         11.3     Benefit of Agreement.......................................................................   100
         11.4     No Waiver; Remedies Cumulative.............................................................   103
         11.5     Expenses; Indemnification..................................................................   103
         11.6     No Waivers; Amendments.....................................................................   105
         11.7     Counterparts...............................................................................   105
         11.8     Headings...................................................................................   106
         11.9     Survival...................................................................................   106
         11.10    Governing Law; Submission to Jurisdiction; Venue...........................................   106
         11.11    Severability...............................................................................   107
         11.12    Entirety...................................................................................   107
         11.13    Binding Effect; Termination................................................................   107
         11.14    Confidentiality............................................................................   107
         11.15    Source of Funds............................................................................   108
         11.16    Regulation D...............................................................................   109

         11.17    Conflict...................................................................................   109
         11.18    Release of Collateral......................................................................   109
         11.19    Release....................................................................................   110

SCHEDULES
=========

Schedule 1.1(a)        Consolidated EBITDA
Schedule 2.1(a)        Banks
Schedule 5.1(e)        Mortgaged Properties and Mortgage Policy Amounts
Schedule 6.2           Material Adverse Changes
Schedule 6.12          ERISA
Schedule 6.13A         Ownership Structure
Schedule 6.13B         Subsidiaries
Schedule 6.17          Intellectual Property
Schedule 6.20(a)       Real Properties
Schedule 6.20(b)       Collateral Locations
Schedule 6.20(c)       Chief Executive Offices/Principal Places of Business
Schedule 6.23          Labor Matters
Schedule 7.6           Insurance
Schedule 7.16          Post-Closing Mortgage Policies
Schedule 8.1           Indebtedness
Schedule 8.2           Liens
Schedule 8.5           Investments
Schedule 8.8           Affiliate Transactions
Schedule 8.12          Sale/Leaseback Transactions

EXHIBITS
========

Exhibit 1.1A           Form of Pledge Agreement
Exhibit 1.1B           Form of Security Agreement
Exhibit 2.1(b)(i)      Form of Notice of Borrowing
Exhibit 2.1(e)         Form of Revolving Note
Exhibit 2.3(e)         Form of Term Note
Exhibit 2.4(e)         Form of New Term Note
Exhibit 3.2            Form of Notice of Extension/Conversion
Exhibit 7.1(d)         Form of Officer's Compliance Certificate
Exhibit 7.12           Form of Joinder Agreement
Exhibit 11.3(b)        Form of Assignment and Acceptance

                        FIRST AMENDMENT AND RESTATEMENT
                            OF AMENDED AND RESTATED
                               CREDIT AGREEMENT

     THIS FIRST AMENDMENT AND RESTATEMENT OF AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 10, 2001 (the "Amendment"), is by and among ETHYL
                                            ---------
CORPORATION, a Virginia corporation (the "Borrower" or the "Company"), the
                                          --------          -------
Subsidiary Guarantors (as defined herein), the Banks (as defined herein) and BANK OF AMERICA, N. A., as Administrative Agent for the Banks (in such capacity, the "Administrative Agent").
     --------------------

                              W I T N E S S E T H

     WHEREAS, the Borrower, the Banks and the Administrative Agent entered into that certain Amended and Restated Competitive Advance, Revolving Credit Facility and Term Loan Agreement dated as of November 14, 1997 (as previously amended, the "Existing Credit Agreement");
     -------------------------

     WHEREAS, the parties to the Existing Credit Agreement have agreed upon a first amendment to the Existing Credit Agreement and for ease of reference have agreed to set forth the entire agreement evidenced by the Existing Credit Agreement and such first amendment in this Amendment as a single document;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   SECTION 1

                                  DEFINITIONS
                                  -----------

     1.1     Definitions.
             -----------

     As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

             "Adjusted Base Rate" means the Base Rate plus the Applicable
              ------------------                      ----
     Percentage.

             "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the
              ------------------------                            ----
     Applicable Percentage.

             "Administrative Agent" shall have the meaning assigned to such term
              --------------------
     in the heading hereof, together with any successors or assigns.

             "Administrative Agent's Fee Letter" means that certain letter
              ---------------------------------
     agreement, dated as of March 14, 2001, between the Administrative Agent, BAS and the Borrower, as amended, modified, restated or supplemented from time to time.

             "Affiliate" means, with respect to any Person, any other Person (i)
              ---------
     directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

             "Agency Services Address" means Bank of America, N. A., Mail Code
              -----------------------
     CA5-\ 701-12-09, 1455 Market Street, 12/th/ Floor, San Francisco, California 94103, Attn: Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

             "Agent-Related Persons" means the Administrative Agent, the
              ---------------------
     Collateral Agent, together with their Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Collateral Agent and the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

             "Agreement" means the Existing Credit Agreement as amended and
              ---------
     restated by this Amendment.

             "Aircraft" shall have the meaning assigned to such term in the
              --------
     Aircraft Mortgage.

             "Aircraft Mortgage" means that certain Aircraft Mortgage and
              -----------------
     Security Agreement dated as of the Amendment Closing Date to be executed in favor of the Collateral Agent by the Borrower, as amended, modified, restated or supplemented from time to time.

             "Airport Hangar Ground Lease" means that certain lease agreement
              ---------------------------
     consisting of ordinance number 65-330-66-5 adopted by the City Council of the City of Richmond, Virginia, on January 10, 1966, as amended by amendments dated June 30, 1981, January 1, 1994 and December 31, 1999, by and between the Capital Region Airport Commission and the Borrower, pertaining to certain leased land containing approximately 79,218 square feet at the Richmond International Airport in Henrico County, Virginia.

             "Amendment Closing Date" means April 10, 2001.
              ----------------------

             "Applicable Lending Office" means, for each Bank, the office of
              -------------------------
     such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

             "Applicable Percentage" means, for purposes of calculating the
              ---------------------
     applicable interest rate for any day for any Loan, the applicable rate of the Facility Fee for any day for purposes of Section 3.5(a), the applicable rate of the Standby Letter of Credit Fee for any day for purposes of
     Section 3.5(b)(i) or the applicable rate of the Trade Letter of Credit Fee for any day for purposes of Section 3.5(b)(ii), the appropriate applicable percentage corresponding to the Leverage Ratio in effect as of the most recent Calculation Date:

====================================================================================================================================
                                                                   Applicable Percentages
 Pricing                     -------------------------------------------------------------------------------------------------------
 Leveln     Leverage Ratio         For Term Loan           For Revolving Loans and New      For          For         For
                                                                    Term Loan             Standby      Trade      Facility
                                                                                          Letter of   Letter of     Fee
                             ---------------------------------------------------------
                             Eurodollar      Base Rate      Eurodollar      Base Rate      Credit       Credit
                               Loans           Loans          Loans           Loans         Fee          Fee
------------------------------------------------------------------------------------------------------------------------------------
I           *  3.5 to 1.0            3.00%          2.00%           2.50%          1.50%          3.00%          1.50%        0.50%
------------------------------------------------------------------------------------------------------------------------------------
II          ** 3.5 to 1.0

                 but                 2.75%          1.75%           2.25%          1.25%          2.75%         1.375%        0.50%
            *  3.0 to 1.0
------------------------------------------------------------------------------------------------------------------------------------
III         ** 3.0 to 1.0

                 but                 2.50%          1.50%           2.00%          1.00%          2.50%          1.25%        0.50%
            *  2.5 to 1.0
------------------------------------------------------------------------------------------------------------------------------------
IV          ** 2.5 to 1.0

                 but                 2.125%         1.125%           1.75%          0.75%         2.125%         1.625%       0.375%
            *  2.0 to 1.0
------------------------------------------------------------------------------------------------------------------------------------
V           ** 2.0 to 1.0            1.75%          0.75%            1.375%         0.375%          1.75%         0.875%      0.375%

====================================================================================================================================

     *  More than
     ** Less than or equal to

     Provided, however, if the Borrower shall fail to make payments on the Loans
     --------  -------
     in an amount sufficient to reduce the sum of the Term Loan outstanding plus
                                                                            ----
     the New Term Loan outstanding plus the Revolving Committed Amount to an
                                   ----
     amount no more than $360 million on or before September 30, 2001, the Applicable Percentages identified above shall each be increased by 0.50%, effective October 1, 2001, and shall remain at such increased level until the Borrower makes payments on the Loans in an amount sufficient to reduce the sum of the Term Loan outstanding plus the New Term Loan outstanding
                                          ----
     plus the Revolving Committed Amount to an amount no more than $360 million.
     ----

     The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by
                       ----------------
     which the Credit Parties are required to provide the officer's certificate in accordance with the provisions of Section 7.1(d) for the most recently ended fiscal quarter of the Consolidated Parties; provided, however, that
                                                       --------  -------
     (i) the initial Applicable Percentages shall be based on Pricing Level I (as shown above) and shall remain at Pricing Level I until the Calculation Date for the fiscal quarter of the Consolidated Parties ending on December 31, 2001, on and after which time the Pricing Level shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date and (ii) if the Credit Parties fail to provide the officer's certificate to the Agency Services Address as required by Section 7.1(d) for the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding such Calculation Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans and Letters of Credit as well as any new Loans and Letters of Credit made or issued.

          "Approved Fund" means any Fund that is administered or managed by (a)
           -------------
     a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

          "Arranger" means Banc of America Securities LLC, in its capacity as
           --------
     sole lead arranger and sole book manager.

          "Asset Disposition" means any disposition (including pursuant to a
           -----------------
     Sale and Leaseback Transaction) of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, licensing, transfer or otherwise, but other than pursuant to any casualty or condemnation event; provided, however,
                                                          --------  -------
     that the term "Asset Disposition" shall not include any Equity Issuance.

          "Assignment and Acceptance" shall have the meaning assigned to such
           -------------------------
     term in Section 11.3(b).

          "B Collateral" shall have the meaning assigned to such term in the
           ------------
     Security Agreement.

          "Bank" means any of the Persons identified as a "Bank" on the
           ----
     signature pages hereto, and any Person which may become a Bank by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

          "Bank of America" means Bank of America, N. A. and its successors.
           ---------------

          "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United
           ---------------
     States Code, as amended, modified, succeeded or replaced from time to time.

          "Bankruptcy Event" means, with respect to any Person, the occurrence
           ----------------
     of any of the following: (i) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or (ii) the commencement against such Person of an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of sixty (60) consecutive days, or the repossession or seizure by a creditor of such Person of a substantial part of its Property; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

          "BAS" means Banc of America Securities LLC.
           ---

          "Base Rate" means for any day a fluctuating rate per annum equal to
           ---------
     the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and
     (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

          "Base Rate Loan" means any Loan bearing interest at a rate determined
           --------------
     by reference to the Base Rate.

          "Borrower" means the Person identified as such in the heading hereof,
           --------
     together with any permitted successors and assigns.

          "Business Day" means a day other than a Saturday, Sunday or other day
           ------------
     on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, except that, when used in
                                                      ------ ----
     connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

          "Businesses" means, at any time, a collective reference to the
           ----------
     businesses operated by the Consolidated Parties at such time.

          "Calculation Date" shall have the meaning assigned to such term in the
           ----------------
     definition of "Applicable Percentage" set forth in this Section 1.1.

          "Capital Lease" means, as applied to any Person, any lease of any
           -------------
     Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means (i) in the case of a corporation, capital stock,
           -------------
     (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other equity interest or equity participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means, as at any date, (a) securities issued or
           ----------------
     directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Bank, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days
     --------------
     from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Banks) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

          "Change of Control" means any of the following events:  (a) the sale,
           -----------------
     lease, transfer or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) or (b) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) other than Bruce C. Gottwald, Floyd D. Gottwald, Jr. or members of their respective families, or investment entities owned entirely (directly or indirectly) by them, shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, 20% or more of the outstanding Voting Stock of the Borrower. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act.

          "Closing Date" means August 26, 1997.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended, and any
           ----
     successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

          "Collateral" means a collective reference to all real and personal
           ----------
     Property (other than Excluded Property) with respect to which Liens in favor of the Collateral Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

          "Collateral Agent" means Bank of America, in its capacity as
           ----------------
     collateral agent under the Credit Documents, together with any successors or assigns.

          "Collateral Documents" means a collective reference to the Pledge
           --------------------
     Agreement, the Security Agreement, the Aircraft Mortgage and the Mortgage Instruments.

          "Commitment" means (i) with respect to each Bank, the Revolving
           ----------
     Commitment of such Bank, the Term Loan Commitment and the New Term Loan Commitment of such Bank and (ii) with respect to the Issuing Lender, the LOC Commitment.

          "Consolidated Capital Expenditures" means, as of any date for the four
           ---------------------------------
     fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, all capital expenditures, as determined in accordance with GAAP.

          "Consolidated EBITDA" means, as of any date for the four fiscal
           -------------------
     quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of (i) Consolidated Net Income, plus (ii) an amount which, in the determination of Consolidated Net Income, has been deducted for (A) interest expense, (B) total Federal, state, local and foreign income taxes and (C) depreciation and amortization expense, all as determined in accordance with GAAP plus (iii) for the fiscal quarters
                                        ----
     ending March 31, 2001 and June 30, 2001, non-recurring charges (to the extent charged during such applicable fiscal quarter) associated with the corporate restructuring of the Consolidated Parties plus (iv) the excise
                                                         ----
     taxes and expenses related to the termination of the Ethyl Corporation Pension Plan to the extent not included in subclauses (ii) and (iii) above plus (v) all non-cash charges recorded in such period associated with the
     ----
     requirements of Statement of Financial Accounting Standards No. 87 and No. 88, as amended minus (vi) all non-cash income recorded in such period
                    -----
     associated with the requirements of Statement of Financial Accounting Standards No. 87 and 88, as amended minus (vii) (a) all non-recurring
                                         -----
     income items during such period (included in Consolidated Net Income for such period) in excess of $500,000 and (b) to the extent not deducted in subclause (a) above, all non-recurring income items during such period (included in Consolidated Net Income) which in the aggregate exceed $1,000,000; provided, that Consolidated EBITDA for any fiscal period ending
                 --------
     on or before December 31, 2000 which is identified on

     Schedule 1.1(a) shall be deemed to equal the amount set forth on Schedule
     ---------------                                                  --------
     1.1(a) opposite such period.
     ------

          "Consolidated Interest Expense" means, as of any date for the four
           -----------------------------
     fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, interest expense accrued during such period (including the interest component under Capital Leases and the implied interest component under Synthetic Leases, but excluding the amortization of debt discount and premium), as determined in accordance with GAAP.

          "Consolidated Net Income" means, as of any date for the four fiscal
           -----------------------
     quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, net income (excluding (i) non-recurring gains and (ii) extraordinary items) after interest expense, income and similar taxes and depreciation and amortization, all as determined in accordance with GAAP.

          "Consolidated Working Capital" means, at any time, the excess of (i)
           ----------------------------
     current assets (excluding Cash and Cash Equivalents) of the Consolidated Parties on a consolidated basis at such time over (ii) current liabilities of the Consolidated Parties on a consolidated basis at such time, all as determined in accordance with GAAP.

          "Consolidated Parties" means a collective reference to the Borrower
           --------------------
     and its Subsidiaries, and "Consolidated Party" means any one of them.
                                ------------------

          "Consolidated Scheduled Funded Debt Payments" means, as of any date
           -------------------------------------------
     for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of all scheduled payments of principal on Funded Indebtedness (including the implied principal component of payments due on Capital Leases and Synthetic Leases, but excluding any voluntary prepayments or mandatory prepayments required pursuant to Section 3.3), as determined in accordance with GAAP.

          "Consolidated Total Assets" means, as of any date with respect to the
           -------------------------
     Consolidated Parties on a consolidated basis, total assets, as determined in accordance with GAAP.

          "Continue", "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
     continuation pursuant to Section 3.2 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

          "Convert", "Conversion" and "Converted" shall refer to a conversion
           -------    ----------       ---------
     pursuant to Section 3.2 or Sections 3.7 through 3.12, inclusive, of a Base Rate Loan into a Eurodollar Loan.

          "Credit Agreement" means the Existing Credit Agreement as amended and
           ----------------
     restated by this Amendment.

          "Credit Documents" means a collective reference to this Credit
           ----------------
     Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Administrative Agent's Fee Letter and the Collateral Documents (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document"
                                                            ---------------
     means any one of them.

          "Credit Parties" means a collective reference to the Borrower and the
           --------------
     Guarantors, and "Credit Party" means any one of them.
                      ------------

          "Credit Party Obligations" means, without duplication, (i) all of the
           ------------------------
     obligations of the Credit Parties to the Banks (including the Issuing Lender), the Administrative Agent and the Collateral Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from any Credit Party to any Bank, or any Affiliate of a Bank, arising under any Hedging Agreement.

          "Debt Issuance" means the issuance by any Consolidated Party of any
           -------------
     Indebtedness of the type referred to in clause (a) or (b) of the definition thereof set forth in this Section 1.1.

          "Debt Issuance Prepayment Event" means the receipt by any Consolidated
           ------------------------------
     Party of proceeds from (i) any Debt Issuance other than an Excluded Debt Issuance or (ii) any Qualified Secured Financing.

          "Default" means any event, act or condition which with notice or lapse
           -------
     of time, or both, would constitute an Event of Default.

          "Defaulting Bank" means, at any time, any Bank that (a) has failed to
           ---------------
     make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement (and such failure remains uncured), (b) other than as set forth in (a) above, has failed to pay to the Administrative Agent or any Bank an amount owed by such Bank pursuant to the terms of this Credit Agreement, unless such amount is subject to a good faith dispute (and such failure remains uncured) or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of the assets of which) a receiver, trustee or similar official has been appointed.

          "Dollars" and "$" means dollars in lawful currency of the United
           -------       -
     States.

          "Domestic Subsidiary" means any direct or indirect Subsidiary of the
           -------------------
     Borrower which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

          "Eligible Assignee" means (a) a Bank; (b) an Affiliate of a Bank; (c)
           -----------------
     an Approved Fund; and (d) any other Person (other than a natural Person) approved by the

     Administrative Agent and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed). The parties hereto agree that it is reasonable for the Borrower to withhold its approval of an assignment to any Person that is not a United States person under Section 7701(a)(30) of the Code if such Person does not provide to the Borrower certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.11(d) (and the approval of the Borrower shall not be deemed given by the Borrower to an assignment to any Person that is not a United States person under Section 7701(a)(30) of the Code if such Person does not provide to the Borrower certification as to exemption from deduction or withholding of Taxes in accordance with
     Section 3.11(d)).

          "Environmental Laws" means any and all lawful and applicable Federal,
           ------------------
     state, local and foreign statutes, laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Water Pollution Control Act, the Clean Air Act and the Hazardous Materials Transportation Act), regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "Equity Issuance" means any issuance by any Consolidated Party to any
           ---------------
     Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Capital Stock. The term "Equity Issuance" shall not include any Asset Disposition.

          "Equity Issuance Prepayment Event" means the receipt by any
           --------------------------------
     Consolidated Party of proceeds from any Equity Issuance other than an Equity Issuance to a Credit Party.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means an entity which is under common control with
           ---------------
     any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

          "ERISA Event" means (i) with respect to any Plan, the occurrence of a
           -----------
     Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA. Notwithstanding the foregoing, the term "ERISA Event" shall not include (x) the termination of the Ethyl Corporation Pension Plan (the "terminated plan") under a standard termination pursuant to Section 4041(b) of ERISA and the standard termination notice filed by the Borrower with the PBGC on March 30, 2001, (y) the adoption of a "qualified replacement plan" (as such term is defined in Section 4980(d)(2) of the Code) (the "replacement plan") or (z) the direct transfer from the terminated plan to the replacement plan of the amount described in Section 4980(d)(2)(B) of the Code.

          "Ethyl Asia" means Ethyl Asia Pacific Company, a Virginia corporation.
           ----------

          "Ethyl Corporation Pension Plan" means the Retirement Income Plan for
           ------------------------------
     the Employees of Ethyl Corporation.

          "Eurodollar Base Rate" means, for any Eurodollar Loan for any Interest
           --------------------
     Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100/th/ of 1%) in each case determined by the Administrative Agent to be equal to:

               (i) the offered rate that appears on the Dow Jones Telerate Screen Page 3750 (or any successor page) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of the applicable Interest Period) for a term equivalent to the applicable Interest Period at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period; or

               (ii) if for any reason the foregoing rate in clause (i) is unavailable or undeterminable, the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of the applicable Interest Period) for a term equivalent to the applicable Interest Period at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period; or

               (iii) if for any reason the foregoing rates in clauses (i) and
          (ii) are unavailable or undeterminable, the rate of interest at which deposits in Dollars for delivery on the first day of the applicable Interest Period in same day funds in the approximate amount of the applicable Eurodollar Loan for a term equivalent to the applicable Interest Period would be offered by the London branch of Bank of America to major banks in the offshore Dollar market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period.

          "Eurodollar Loan" means any Loan that bears interest at a rate based
           ---------------
     upon the Eurodollar Rate.

          "Eurodollar Rate" means, for any Eurodollar Loan for any Interest
           ---------------
     Period, therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100/th/ of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Base Rate, by (ii) 1 minus the Eurodollar Reserve Requirement.

          "Eurodollar Reserve Requirement" means, at any time, the maximum rate
           ------------------------------
     at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

          "Event of Default" shall have the meaning assigned to such term in
           ----------------
     Section 9.1.

          "Excess Cash Flow" means, with respect to any fiscal year period of
           ----------------
     the Consolidated Parties on a consolidated basis, an amount equal to (a) Consolidated EBITDA minus (b) Consolidated Capital Expenditures minus (c)
                         -----                                       -----
     Consolidated Interest Expense minus (d) Federal, state and other income
                                   -----
     taxes payable in respect of such period by the Consolidated Parties on a consolidated basis minus (e) Consolidated Scheduled Funded Debt Payments
                        -----
     minus (f) the amount of any voluntary prepayments of the Term Loan, the New
     -----
     Term Loan or (to the extent accompanied by a reduction in the Revolving Committed Amount) the Revolving Loans minus (g) the amount of cash payments
                                           -----
     made with respect to the corporate restructuring charges of the Consolidated Parties during such fiscal year period minus (h) cash payments
                                                         -----
     made with respect to accrued expenses recorded in earlier periods to the extent not included in changes in Consolidated Working Capital identified below) minus (i) increases in Consolidated Working Capital plus (j)
            -----                                               ----
     decreases in Consolidated Working Capital with all working capital changes for both (i) and (j) excluding the effects of foreign exchange. Notwithstanding the foregoing, for purposes of the calculation of Excess

     Cash Flow as of the fiscal year ending December 31, 2001, Excess Cash Flow shall be based on the nine month period ending December 31, 2001 and all components of Excess Cash Flow will be calculated for such nine month period.

          "Excess Proceeds" shall have the meaning assigned to such term in
           ---------------
     Section 7.6(b).

          "Excluded Asset Disposition" means, with respect to any Consolidated
           --------------------------
     Party, (i) the sale, lease, license, transfer or other disposition of Property in the ordinary course of such Consolidated Party's business, (ii) any sale, lease, license, transfer or other disposition of Property by such Consolidated Party to any Credit Party, provided that the Credit Parties
                                             --------
     shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 7.13 after giving effect to such transaction, (iii) any Involuntary Disposition by such Consolidated Party, (iv) any Asset Disposition by such Consolidated Party constituting a Permitted Investment and (v) if such Consolidated Party is not a Credit Party, any sale, lease, license, transfer or other disposition of Property by such Consolidated Party to any Consolidated Party that is not a Credit Party.

          "Excluded Debt Issuance" means any Debt Issuance permitted by Section
           ----------------------
     8.1.

          "Excluded Property" means, with respect to any Consolidated Party,
           -----------------
     including any Person that becomes a Consolidated Party after the Amendment Closing Date as contemplated by Section 7.12, (i) any owned or leased real or personal Property of any Consolidated Party located outside of the United States of America; provided that the aggregate net book value of all
                               --------
     real and personal Property of all of the Credit Parties excluded pursuant to this clause (i) shall not exceed $5,000,000, (ii) any owned real Property of such Consolidated Party (other than Old Town Farm so long as the Credit Parties (in accordance with the terms of Section 7.17) sell Old Town Farm and apply the Net Cash Proceeds of such sale to prepay the Loans in accordance with Section 3.3(b)(iii)(A)) which has a net book value of less than $500,000; provided that the aggregate net book value of all real
                         --------
     Property of all of the Consolidated Parties excluded pursuant to this clause (ii) shall not exceed $1,000,000, (iii) the Airport Hangar Ground Lease and any other leased real Property of such Credit Party which, at the written request of the Borrower, the Administrative Agent has agreed in writing in its sole discretion is not material, (iv) any leased personal Property of such Consolidated Party, and (v) any Property of such Consolidated Party which, subject to the terms of Section 8.11 and Section 8.15, is subject to a Lien of the type described in Section 8.2(g) pursuant to documents which prohibit such Consolidated Party from granting any other Liens in such Property.

          "Executive Officer" of any Person means any of the chief executive
           -----------------
     officer, chief operating officer, principal financial officer, president, vice president, chief financial officer or treasurer of such Person.

          "Extension Date" means the date on which the Borrower extends the
           --------------
     Maturity Date in accordance with the terms of Section 2.5.

          "Facility Fee" shall have the meaning assigned to such term in Section
           ------------
     3.5(a).

          "Federal Funds Rate" means, for any day, the rate per annum (rounded
           ------------------
     upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate
     --------
     for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

          "Fees" means all fees payable pursuant to Section 3.5.
           ----

          "FIRREA" means the Financial Institutions Reform, Recovery, and
           ------
     Enforcement Act of 1989, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, as amended, including, without limitation, 12 CFR part 34.41 to 34.47.

          "Foreign Subsidiary" means any direct or indirect Subsidiary of the
           ------------------
     Borrower which is not a Domestic Subsidiary.

          "Fully Satisfied" means, with respect to the Credit Party Obligations
           ---------------
     as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Credit Party Obligations shall have been irrevocably paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Credit Party Obligations shall have been irrevocably paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated, (ii) fully irrevocably cash collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the Issuing Lender and (d) the Commitments shall have been expired or terminated in full.

          "Fund" means any Person (other than a natural Person) that is (or will
           ----
     be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "Funded Indebtedness" means, with respect to any Person, without
           -------------------
     duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds (including without limitation any surety bonds), debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, prepared in accordance with GAAP, (e) the implied principal component of all obligations of such Person under Capital Leases, (f) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a Change of Control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time on or prior to the Maturity Date, (h) the principal portion of all obligations of such Person under Synthetic Leases,
     (i) all obligations of such Person to repurchase any securities issued by such Person at any time on or prior to the Maturity Date which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (j) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (k) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (l) all Guaranty Obligations of such Person with respect to Funded Indebtedness of another Person and (m) the Funded Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person.

          "GAAP" means generally accepted accounting principles in the United
           ----
     States applied on a consistent basis and subject to the terms of Section
     1.3 (except, in respect of Synthetic Leases, as otherwise treated herein).

          "Governmental Authority" means any Federal, state, local or foreign
           ----------------------
     court or governmental agency, authority, instrumentality or regulatory body.

          "Guarantors" means a collective reference to each of the Subsidiary
           ----------
     Guarantors, together with their successors and permitted assigns, and "Guarantor" means any one of them.
      ---------

          "Guaranty Obligations" means, with respect to any Person, without
           --------------------
     duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness against loss in respect thereof, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

          "Hedging Agreements" means any interest rate protection agreement or
           ------------------
     foreign currency exchange agreement.

          "Indebtedness" means, with respect to any Person, without duplication,
           ------------
     (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds (including without limitation any surety bonds), debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, prepared in accordance with GAAP, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) the implied principal component of all obligations of such Person under Capital Leases, (g) all obligations of such Person under Hedging Agreements, (h) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (i) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a Change of Control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time on or prior to the Maturity Date, (j) the principal portion of all obligations of such Person under Synthetic Leases, (k) all obligations of such Person to repurchase any securities issued by such Person at any time on or prior to the Maturity Date which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (l) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with
     GAAP), (m) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (n) all Guaranty Obligations of such Person with respect to Indebtedness of another Person and (o) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person.

          "Indemnified Liabilities" shall have the meaning assigned to such term
           -----------------------
     in Section 11.5(b).

          "Indemnitee" shall have the meaning assigned to such term in Section
           ----------
     11.5(b).

          "Interest Coverage Ratio" means, as of the end of any fiscal quarter
           -----------------------
     of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period. Notwithstanding any provision to the contrary contained herein, (x) for purposes of calculating the Interest Coverage Ratio as of the fiscal quarter ending June 30, 2001, Consolidated Interest Expense for the twelve month period ending on such date shall be deemed to be the result obtained by multiplying Consolidated Interest Expense for the three month period ending on June 30, 2001 by 4, (y) for purposes of calculating the Interest Coverage Ratio as of the fiscal quarter ending September 30, 2001, Consolidated Interest Expense for the twelve month period ending on such date shall be deemed to be the result obtained by multiplying Consolidated Interest Expense for the six month period ending on September 30, 2001 by 2 and (z) for purposes of calculating the Interest Coverage Ratio as of the fiscal quarter ending December 31, 2001, Consolidated Interest Expense for the twelve month period ending on such date shall be deemed to be the result obtained by multiplying Consolidated Interest Expense for the nine month period ending on December 31, 2001 by 4/3.

          "Interest Payment Date" means (a) as to Base Rate Loans, the last
           ---------------------
     Business Day of each March, June, September and December, the date of repayment of principal of such Loan and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period, the date of repayment of principal of such Loan and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

          "Interest Period" means, as to Eurodollar Loans, a period of one, two,
           ---------------
     three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would
                           --------  -------
     end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

          "Investment" in any Person means (a) the acquisition (whether for
           ----------
     cash, property, services, assumption of Indebtedness, securities or otherwise) of assets (other than equipment, inventory and supplies in the ordinary course of business and other than any acquisition of assets constituting a Consolidated Capital Expenditure), Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment inventory and supplies in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person and any Asset Disposition to such Person for consideration less than the fair market value of the Property disposed in such transaction, but excluding any Restricted Payment to such Person. Investments which are capital contributions or purchases of Capital Stock which have a right to participate in the profits of the issuer thereof shall be valued at the amount actually contributed or paid to purchase such Capital Stock as of the date of such contribution or payment. Investments which are loans, advances, extensions of credit or Guaranty Obligations shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Guaranty Obligation.

          "Involuntary Disposition" means any loss of, damage to or destruction
           -----------------------
     of, or any condemnation or other taking for public use of, any Property of any Consolidated Party.

          "Involuntary Disposition Prepayment Event" means, with respect to any
           ----------------------------------------
     Involuntary Disposition, the failure of the Credit Parties to apply (or cause to be applied) an amount equal to the Excess Proceeds of such Involuntary Disposition, if any, to repair or replace the related Property affected by such Involuntary Disposition within the period of 120 days following the date of receipt of such Excess Proceeds, subject to the terms and conditions of Section 7.6(b).

          "Issuing Lender" means Bank of America.
           --------------

          "Joinder Agreement" means a Joinder Agreement substantially in the
           -----------------
     form of Exhibit 7.12 hereto, executed and delivered by a new Guarantor in
             ------------
     accordance with the provisions of Section 7.12.

          "Letter of Credit" means any letter of credit issued by the Issuing
           ----------------
     Lender for the account of the Borrower in accordance with the terms of
     Section 2.2.

          "Leverage Ratio" means, as of the end of any fiscal quarter of the
           --------------
     Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Funded Indebtedness of the Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
           ----
     arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

          "Loan" or "Loans" means the Revolving Loans, the Term Loan, the New
           ----      -----
     Term Loan (or a portion of any Revolving Loan, the Term Loan and/or the New Term Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan), individually or collectively, as appropriate.

          "LOC Commitment" means the commitment of the Issuing Lender to issue
           --------------
     Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

          "LOC Committed Amount" shall have the meaning assigned to such term in
           --------------------
     Section 2.2.

          "LOC Documents" means, with respect to any Letter of Credit, such
           -------------
     Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

          "LOC Obligations" means, at any time, the sum of (i) the maximum
           ---------------
     amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus
                                                                         ----
     (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Borrower.

          "Material Adverse Effect" means a material adverse effect on (i) the
           -----------------------
     condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Consolidated Parties taken as a whole, (ii) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (iii) the material rights and remedies of the Administrative Agent and the Banks under the Credit Documents.

          "Material Foreign Subsidiary" means, at any time, any Foreign
           ---------------------------
     Subsidiary (i) which is directly owned by the Borrower or any Domestic Subsidiary and (ii) with respect to which either (a) the portion of Consolidated EBITDA attributable to such Person and its Subsidiaries on a consolidated basis for the most recently ended twelve-month period is 5% or more of total Consolidated EBITDA for such period or (b) the portion of Consolidated Total Assets owned by such Person and its Subsidiaries on a consolidated basis at such time is 5% or more of total Consolidated Total Assets at such time.

          "Materials of Environmental Concern" means any gasoline or petroleum
           ----------------------------------
     (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Maturity Date" means August 28, 2002, as such date may be extended
           -------------
     pursuant to Section 2.5.

          "Moody's" means Moody's Investors Service, Inc., or any successor or
           -------
     assignee of the business of such company in the business of rating securities.

          "Mortgage Instruments" shall have the meaning assigned such term in
           --------------------
     Section 5.1(e).

          "Mortgage Policies" shall have the meaning assigned such term in
           -----------------
     Section 5.1(e).

          "Mortgaged Properties" shall have the meaning assigned such term in
           --------------------
     Section 5.1(e).

          "Multiemployer Plan" means a Plan which is a "multiemployer plan" as
           ------------------
     defined in Sections 3(37) or 4001(a)(3) of ERISA.

          "Multiple Employer Plan" means a Plan (other than a Multiemployer
           ----------------------
     Plan) which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

          "Net Cash Proceeds" means (i) with respect to any Qualified Secured
           -----------------
     Financing, Asset Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition, the aggregate proceeds paid in cash or Cash Equivalents received by any Consolidated Party in respect of any such Qualified Secured Financing, Asset Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition, net of (a) reasonable direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) (b) taxes paid or payable as a result thereof and (c) in the case of any Asset Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related Property; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any such Consolidated Party in any Qualified Secured Financing, Asset Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition and (ii) with respect to the Ethyl Corporation Pension Plan, the aggregate reversion realized by the Borrower in connection with the termination of such plan under a standard termination pursuant to Section 4041(b) of ERISA and the standard termination notice filed by the Borrower with the PBGC on March 30, 2001, net of amounts required to (a) pay all income and excise taxes assessed against the reversion , (b) transfer to a replacement pension plan the minimum amount necessary to cause such replacement plan to constitute a "qualified replacement plan" (as such term is defined in Section 4980(d)(2) of the Code) and (c) pay other expenses incurred in connection with such termination.

          "New Term Loan" shall have the meaning assigned to such term in
           -------------
     Section 2.4(a).

          "New Term Loan Commitment" means, with respect to each Bank, the
           ------------------------
     commitment of such Bank to make its portion of the New Term Loan in a principal amount equal to such Bank's New Term Loan Percentage (if any) of the New Term Loan Committed Amount.

          "New Term Loan Committed Amount" shall have the meaning assigned to
           ------------------------------
     such term in Section 2.4(a).

          "New Term Loan Percentage" means, for any Bank, the percentage
           ------------------------
     identified as its New Term Loan Percentage on Schedule 2.1(a), as such
                                                   ---------------
     percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

          "New Term Notes" means the promissory notes of the Borrower in favor
           --------------
     of each of the Banks evidencing the New Term Loan provided pursuant to
     Section 2.4(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

          "Note" or "Notes" means the Revolving Notes, the Term Notes and/or the
           ----      -----
     New Term Notes, individually or collectively, as appropriate.

          "Noteholders" means the holders from time to time of the Senior Notes.
           -----------

          "Notice of Borrowing" means a written notice of borrowing in
           -------------------
     substantially the form of Exhibit 2.1(b)(i), as required by Section
                               -----------------
     2.1(b)(i).

          "Notice of Extension/Conversion" means the written notice of extension
           ------------------------------
     or conversion in substantially the form of Exhibit 3.2, as required by
                                                -----------
     Section 3.2.

          "Obligations" shall mean, collectively, the outstanding Revolving
           -----------
     Loans, LOC Obligations, Participation Interests, the Term Loan and the New Term Loan.

          "Old Town Farm" means the real property owned by the Borrower
           -------------
     consisting of approximately 1,636 acres located in King William County, Virginia.

          "Operating Lease" means, as applied to any Person, any lease
           ---------------
     (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

          "Other Taxes" shall have the meaning assigned to such term in Section
           -----------
     3.11(b).

          "Participation Interest" means a purchase by a Bank of a participation
           ----------------------
     in Letters of Credit or LOC Obligations as provided in Section 2.2 or in any Loans as provided in Section 3.14.

          "PBGC" means the Pension Benefit Guaranty Corporation established
           ----
     pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

          "Permitted Asset Disposition" means (i) any Asset Disposition
           ---------------------------
     permitted by Section 8.4 and (ii) any Excluded Asset Disposition.

          "Permitted Investments" means, at any time, Investments by the
           ---------------------
     Consolidated Parties permitted to exist at such time pursuant to the terms of Section 8.5.

          "Permitted Liens" means, at any time, Liens in respect of Property of
           ---------------
     the Consolidated Parties permitted to exist at such time pursuant to the terms of Section 8.2.

          "Person" means any individual, partnership, joint venture, firm,
           ------
     corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

          "Plan" means (i) for purposes of all provisions of this Credit
           ----
     Agreement other than Sections 6.12(a)(i)(B), (a)(iv) and (a)(v), any employee benefit plan (as defined in Section 3(2) of ERISA) which is subject to Title IV of ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA and (ii) for purposes of
     Section 6.12(a)(i)(B), (a)(iv) and (a)(v), any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is an "employer" within the meaning of Section 3(5) of ERISA.

          "Pledge Agreement" means the pledge agreement dated as of the
           ----------------
     Amendment Closing Date in the form of Exhibit 1.1A to be executed in favor
                                           ------------
     of the Collateral Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

          "Prime Rate" means for any day the rate of interest in effect for such
           ----------
     day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Principal Amortization Payment" means (i) a principal payment on the
           ------------------------------
     Term Loan as set forth in Section 2.3(c) and (ii) following an extension of the Maturity Date pursuant to Section 2.5, a principal payment of the New Term Loan as set forth in Section 2.4(c).

          "Principal Amortization Payment Date" means the date a Principal
           -----------------------------------
     Amortization Payment is due.

          "Principal Office" means the principal office of Bank of America,
           ----------------
     presently located at Charlotte, North Carolina.

          "Pro Forma Basis" means, for purposes of calculating (utilizing the
           ---------------
     principles set forth in the second paragraph of Section 1.3) compliance with each of the financial covenants set forth in Section 7.11(a)-(c) in respect of a proposed transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent has received the Required Financial Information. As used herein, "transaction" shall mean
                                                       -----------
     any Asset Disposition as referred to in Section 8.4. In connection with any calculation of the financial covenants set forth in Section 7.11(a)-(c) upon giving effect to a transaction on a Pro Forma Basis for purposes of any such calculation in respect of any Asset Disposition as referred to in
     Section 8.4, (1) income statement items (whether positive or negative) and capital expenditures attributable to the Property disposed of shall be excluded and (2) any Indebtedness which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period.

          "Pro Forma Compliance Certificate" means a certificate of an Executive
           --------------------------------
     Officer of the Borrower delivered to the Administrative Agent in connection with any Asset Disposition as referred to in Section 8.4, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of (A) the Leverage Ratio and the Interest Coverage Ratio as of the most recent fiscal quarter end preceding the date of the applicable transactions and (B) Consolidated EBITDA for the applicable period preceding the date of the applicable transaction with respect to which the Administrative Agent shall have received the Required Financial Information.

          "Property" means any interest in any kind of property or asset,
           --------
     whether real, personal or mixed, or tangible or intangible.

          "Qualified Asset-Based Financing" means the collective reference to
           -------------------------------
     any issuance of Indebtedness by any Credit Party which is secured by eligible accounts receivable and provides for an advance rate of at least 85% of such eligible accounts receivable and contains other terms and provisions (including without limitation intercreditor provisions) satisfactory in form and substance to the Required Banks and/or any issuance of Indebtedness by any Credit Party which is secured by eligible inventory and provides for an advance rate of at least 65% of eligible inventory and contains other terms and provisions (including without limitation intercreditor provisions) satisfactory in form and substance to the Required Banks.

          "Qualified Lease Financing" means the collective reference to (i) the
           -------------------------
     issuance of Indebtedness which is secured by the Research and Development Facility and (ii) the issuance of Indebtedness which is secured by the equipment located at the Research and Development Facility, pursuant to which the Borrower receives aggregate net cash proceeds from such financings based on an advance rate of at least 60% of the appraisal value (pursuant to appraisals satisfactory to the Administrative Agent) of the Research and Development Facility and the equipment located thereon (and otherwise in form and substance satisfactory to the Required Banks).

          "Qualified Secured Financing" means any Qualified Lease Financing or
           ---------------------------
     any Qualified Asset-Based Financing.

          "Real Properties" means, at any time, a collective reference to each
           ---------------
     of the facilities and real properties owned, leased or operated by the Consolidated Parties at such time.

          "Register" shall have the meaning assigned to such term in Section
           --------
     11.3(c).

          "Regulation D, U, or X" means Regulation D, U or X, respectively, of
           ---------------------
     the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release of Collateral Event" means the Borrower receives an
           ---------------------------
     investment grade rating for senior unsecured (non-credit enhanced) long term debt of the Borrower of at least (i) BBB- or higher from S&P or an equivalent rating from S&P in the event S&P changes its rating system and
     (ii) Baa3 or higher from Moody's or an equivalent rating from Moody's in the event Moody's changes its rating system.

          "Reportable Event" means any of the events set forth in Section
           ----------------
     4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

          "Required Financial Information" means, with respect to the applicable
           ------------------------------
     Calculation Date, (i) the financial statements of the Consolidated Parties required to be delivered pursuant to Section 7.1(a) or (b) for the fiscal period or quarter ending as of such Calculation Date, and (ii) the certificate of an Executive Officer of the Borrower required by Section 7.1(d) to be delivered with the financial statements described in clause
     (i) above.

          "Required Banks" shall mean a Bank or Banks (other than Defaulting
           --------------
     Banks) holding in the aggregate at least 75% of (i) the unfunded Commitments (and Participation Interests therein) and the outstanding Loans (and Participation Interests therein) or (ii) if all of the Commitments have been terminated, the outstanding Loans, LOC Obligations and Participation Interests.

          "Requirement of Law" means, as to any Person, the certificate of
           ------------------
     incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

          "Research and Development Facility" means the real estate at the
           ---------------------------------
     Borrower's research and development facility in Richmond, Virginia.

          "Restricted Payment" means (i) any dividend or other payment or
           ------------------
     distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving any Consolidated Party), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (other than dividends or distributions payable in Capital Stock of the applicable Person and dividends or distributions payable (directly or indirectly through Subsidiaries) to any Credit Party other than the Parent), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

          "Revolving Commitment" means, with respect to each Bank, the
           --------------------
     commitment of such Bank in an aggregate principal amount at any time outstanding of up to such Bank's Revolving Commitment Percentage (if any) of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a) and (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c).

          "Revolving Commitment Percentage" means, for any Bank, the percentage
           -------------------------------
     identified as its Revolving Commitment Percentage on Schedule 2.1(a), as
                                                          ---------------
     such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

          "Revolving Committed Amount" shall have the meaning assigned to such
           --------------------------
     term in Section 2.1(a).

          "Revolving Loans" shall have the meaning assigned to such term in
           ---------------
     Section 2.1(a).

          "Revolving Note" or "Revolving Notes" means the promissory notes of
           --------------      ---------------
     the Borrower in favor of each Bank provided pursuant to Section 2.1(e) and evidencing the Revolving Loans of such Bank, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw
           ---
     Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

          "Sale and Leaseback Transaction" means any arrangement pursuant to
           ------------------------------
     which any Consolidated Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such Consolidated Party has sold or transferred (or is to sell or transfer) to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

          "Securities Act" means the Securities Act of 1933, as amended, and all
           --------------
     regulations issued pursuant thereto.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
     as amended, and all regulations issued pursuant thereto.

          "Security Agreement" means the security agreement dated as of the
           ------------------
     Amendment Closing Date in the form of Exhibit 1.1B to be executed in favor
                                           ------------
     of the Collateral Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

          "Senior Note" means any one of the debentures, notes or other
           -----------
     evidences of indebtedness, issued by the Borrower pursuant to the Senior
     Note Indenture, as such Senior Notes may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

          "Senior Note Indenture" means the Indenture, dated as of June 15,
           ---------------------
     1985, by and among the Borrower and Morgan Guaranty Trust Company of New York, Trustee, as the same may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

          "Single Employer Plan" means any Plan which is covered by Title IV of
           --------------------
     ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

          "Solvent" or "Solvency" means, with respect to any Person as of a
           -------      --------
     particular date, that on such date (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standby Letter of Credit Fee" shall have the meaning assigned to such
           ----------------------------
     term in Section 3.5(b)(i).

          "Subsidiary" means, as to any Person at any time, (a) any corporation
           ----------
     more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock.

          "Subsidiary Guarantor" means each of the Persons identified as a
           --------------------
     "Subsidiary Guarantor" on the signature pages hereto and each Person which becomes a Domestic Subsidiary and may hereafter execute a Joinder Agreement pursuant to Section 7.12, together with their successors and permitted assigns, and "Subsidiary Guarantor" means any one of them.
                   --------------------

          "Synthetic Lease" means any synthetic lease, tax retention operating
           ---------------
     lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.

          "Taxes" shall have the meaning assigned to such term in Section
           -----
     3.11(a).

          "Term Loan" shall have the meaning assigned to such term in Section
           ---------
     2.3(a).

          "Term Loan Commitment" means, with respect to each Bank, the
           --------------------
     commitment of such Bank to make its portion of the Term Loan in a principal amount equal to such Bank's Term Loan Percentage (if any) of the Term Loan Committed Amount.

          "Term Loan Percentage" means, for any Bank, the percentage identified
           --------------------
     as its Term Loan Percentage on Schedule 2.1(a), as such percentage may be
                                    ---------------
     modified in connection with any assignment made in accordance with the provisions of Section 11.3.

          "Term Loan Committed Amount" shall have the meaning assigned to such
           --------------------------
     term in Section 2.3(a).

          "Term Notes" means the promissory notes of the Borrower in favor of
           ----------
     each of the Banks evidencing the Term Loan provided pursuant to Section 2.3(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

          "Total Commitments" shall mean the aggregate amount of the Revolving
           -----------------
     Commitments, the Term Loan Commitments and the New Term Loan Commitments.

          "Trade Letter of Credit Fee" shall have the meaning assigned to such
           --------------------------
     term in Section 3.5(b)(ii).

          "Voting Stock" means, with respect to any Person, Capital Stock issued
           ------------
     by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          "Wholly Owned Subsidiary" means any Person 100% of whose Voting Stock
           -----------------------
     is at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Voting Stock is at the time owned, directly or indirectly, by the Borrower.

     1.2   Computation of Time Periods.
           ---------------------------

     For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     1.3   Accounting Terms.
           ----------------

     Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall be prepared, in accordance with GAAP applied on a consistent basis; provided, however, that calculations of the implied principal component of all
--------  -------
obligations under any Synthetic Lease or the implied interest component of any rent paid under any Synthetic Lease shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements as at December 31, 2000); provided,
                                                                   --------
however, if (a) the Credit Parties shall object to determining such compliance
-------
on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Banks shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Banks as to which no such objection shall have been made.

     Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in
Section 7.11 (including without limitation for purposes of the definitions of "Applicable Percentage" and "Pro Forma Basis" set forth in Section 1.1), after consummation of any Asset Disposition (i) income statement items (whether positive or negative) and capital expenditures attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period.


                                   SECTION 2

                               CREDIT FACILITIES

     2.1  Revolving Loans.
          ---------------

          (a)  Revolving Commitment.  Subject to the terms and conditions hereof
               --------------------
     and in reliance upon the representations and warranties set forth herein, each Bank severally agrees to make available to the Borrower such Bank's Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Closing
                           ---------------
     Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; provided,
                                                                --------
     however, that the sum of the aggregate outstanding principal amount of
     -------
     Revolving Loans shall not exceed ONE HUNDRED SEVENTY MILLION DOLLARS ($170,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.3 and Section 3.4, the "Revolving
                                                              ---------
     Committed Amount"); provided, further, (A) with regard to each Bank
     ----------------    --------  -------
     individually, such Bank's outstanding Revolving Loans shall not exceed such Bank's Revolving Commitment Percentage of the Revolving Committed Amount, and (B) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations shall not exceed the Revolving Committed Amount.
           ----
     Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that
                                                       --------  -------
     no more than five Eurodollar Loans which are Revolving Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

          (b)  Revolving Loan Borrowings.
               -------------------------

               (i)  Notice of Borrowing.  The Borrower shall request a Revolving
                    -------------------
          Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base

          Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Administrative Agent shall give notice to each affected Bank promptly upon receipt of each Notice of Borrowing pursuant to this
          Section 2.1(b)(i), the contents thereof and each such Bank's share of any borrowing to be made pursuant thereto.

               (ii)  Minimum Amounts.  Each Eurodollar Loan or Base Rate Loan
                     ---------------
          that is a Revolving Loan shall be in a minimum aggregate principal amount of $3,000,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

               (iii) Advances.  Each Bank will make its Revolving Commitment
                     --------
          Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower as specified in
          Section 3.15(a), or in such other manner as the Administrative Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

          (c)  Repayment.  The principal amount of all Revolving Loans shall be
               ---------
     due and payable in full on the Maturity Date, unless accelerated sooner pursuant to Section 9.2.

          (d)  Interest.  Subject to the provisions of Section 3.1,
               --------

               (i)  Base Rate Loans.  During such periods as Revolving Loans
                    ---------------
          shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

               (ii) Eurodollar Loans.  During such periods as Revolving Loans
                    ----------------
          shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

     Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

          (e)  Revolving Notes.  The Revolving Loans made by each Bank shall be
               ---------------
     evidenced by a duly executed promissory note of the Borrower to such Bank in an original principal amount equal to such Bank's Revolving Commitment Percentage of the Revolving Committed Amount and in substantially the form of Exhibit 2.1(e).
        --------------

     2.2  Letter of Credit Subfacility.
          ----------------------------

          (a)  Issuance.  Subject to the terms and conditions hereof and in
               --------
     reliance upon the agreements of the other Banks set forth in Section 2.2(c) and the representations and warranties set forth herein, the Issuing Lender agrees to issue, and each Bank severally agrees to participate in the issuance by the Issuing Lender of, standby and trade Letters of Credit in Dollars from time to time from the Closing Date until the date fifteen (15) days prior to the Maturity Date as the Borrower may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the LOC
                                       --------  -------
     Obligations outstanding shall not at any time exceed SIXTY MILLION DOLLARS ($60,000,000) (the "LOC Committed Amount") and (ii) the sum of the
                         --------------------
     aggregate outstanding principal amount of Revolving Loans plus LOC
                                                               ----
     Obligations shall not at any time exceed the Revolving Committed Amount.
     No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance (provided that any such Letter of Credit may contain customary "evergreen" provisions pursuant to which the expiry date is automatically extended by a specific time period unless the Issuing Lender gives notice to the beneficiary of such Letter of Credit at least a specified time period prior to the expiry date then in effect) or (y) as originally issued or as extended, have an expiry date extending beyond the date fifteen (15) days prior to the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry dates of each Letter of Credit shall be a Business Day.

          (b)  Notice and Reports.  The request for the issuance of a Letter of
               ------------------
     Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the Banks a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.

          (c)  Participation.  Each Bank, upon issuance of a Letter of Credit,
               -------------
     shall be deemed to have purchased without recourse a Participation Interest from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Percentages of the Banks) and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Lender and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Bank's Participation Interest in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Bank shall pay to the

     Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Bank to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

          (d)  Reimbursement.  In the event of any drawing under any Letter of
               -------------
     Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Banks make a Revolving Loan in the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the Borrower promises to pay the Issuing Lender interest on the unreimbursed amount of such drawing on demand at a per annum rate equal to the Adjusted Base Rate plus 2%. The Borrower's
                                                ----
     reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Banks, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Banks of the amount of any unreimbursed drawing and each Bank shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Bank's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Bank from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), and otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Bank does not pay such amount to the Issuing Lender in full upon such request, such Bank shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Bank pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Bank is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Bank's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Bank to the Issuing Lender, such Bank shall, automatically and without any further action on the part of the Issuing Lender or such Bank, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

          (e)  Repayment with Revolving Loans.  On any day on which the Borrower
               ------------------------------
     shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Banks that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Banks (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Revolving Commitment Percentages of
          --- ----
     the Banks (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Bank hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may
                            ---------------
     not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in
     Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Bank hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Bank to share in such LOC Obligations ratably (based upon the respective Revolving Commitment Percentages of the Banks (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of Participation Interests pursuant
     --------
     to this sentence is actually made, the purchasing Bank shall be required to pay to the Issuing Lender, to the extent not paid to the Issuing Lender by the Borrower in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

          (f)  Designation of Consolidated Parties as Account Parties.
               ------------------------------------------------------
     Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of any Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

          (g)  Renewal, Extension.  The renewal or extension of any Letter of
               ------------------
     Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

          (h)  Uniform Customs and Practices.  Unless otherwise expressly agreed
               -----------------------------
     by the Issuing Lender and the Borrower when a Letter of Credit is issued
     (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (the "ISP")
                                                                        ---
     shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time
                                                              ---
     of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

          (i)  Indemnification; Nature of Issuing Lender's Duties.
               --------------------------------------------------

               (i) In addition to its other obligations under this Section 2.2, the Borrower hereby agrees to pay, and protect, indemnify and save each Bank harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that such Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Bank or the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").
                                       ---------------

               (ii) As between the Borrower and the Banks (including the Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Bank (including the Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

               (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Bank (including the Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Bank under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Bank (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. No Bank (including the Issuing Lender) shall, in any way, be liable for any failure by such Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Bank.

               (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (i) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Banks (including the Issuing Lender) to enforce any right, power or benefit under this Credit Agreement.

               (v) Notwithstanding anything to the contrary contained in this subsection (i), the Borrower shall have no obligation to indemnify any Bank (including the Issuing Lender) in respect of any liability incurred by such Bank (A) arising solely out of the gross negligence or willful misconduct of such Bank, as determined by a court of competent jurisdiction, or (B) caused by such Bank's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

          (j)  Responsibility of Issuing Lender.  It is expressly understood and
               --------------------------------
     agreed that the obligations of the Issuing Lender hereunder to the Banks are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that
                                                      --------  -------
     nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Bank to recover from the Issuing Lender any amounts made available by such Bank to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

          (k)  Limitation on Obligation of the Issuing Lender.  Notwithstanding
               ----------------------------------------------
     anything contained herein to the contrary, the Issuing Lender shall not be under any obligation to issue, renew or extend any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing a Letter of Credit, or any applicable law, rule or regulation or any request or directive (whether or not having the force of law) from any governmental with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or any such Letter of Credit in particular, or shall impose upon the Issuing Lender with respect to any such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, costs or expense which was not applicable on the Closing Date and which the Issuing Lender should deem material to it in good faith, or (ii) the issuance, renewal or extension would violate or otherwise contravene its internal policy.

          (l)  Conflict with LOC Documents. In the event of any conflict between
               ---------------------------
     this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

     2.3  Term Loan.
          ---------

          (a)  Term Commitment. On the Closing Date, the Banks made available to
               ---------------
     the Borrower such Bank's Term Loan Percentage of a term loan in Dollars (the "Term Loan") in the aggregate principal amount of THREE HUNDRED
           ---------
     MILLION DOLLARS ($300,000,000) (the "Term Loan Committed Amount").  As of
                                          --------------------------
     the Amendment Closing Date, the aggregate outstanding amount of the Term Loan is ONE HUNDRED FORTY MILLION DOLLARS ($140,000,000). The Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than
                                           --------  -------
     five Eurodollar Loans which comprise the Term Loan shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts repaid on the Term Loan may not be reborrowed.

          (b) Minimum Amounts.  Each Eurodollar Loan or Base Rate Loan that is
              ---------------
     part of the Term Loan shall be in an aggregate principal amount that is not less than $5,000,000 and integral multiples of $100,000 (or the then remaining principal balance of the Term Loan, if less).

          (c) Repayment of Term Loan.  The principal amount of the Term Loan
              ----------------------
     shall be repaid in the amounts and on the dates set forth below, unless accelerated sooner pursuant to Section 9.2.

          May 28, 2001                         $ 20,000,000
          August 28, 2001                      $ 20,000,000
          January 2, 2002                      $ 25,000,000
          February 28, 2002                    $ 25,000,000
          May 28, 2002                         $ 25,000,000
          August 28, 2002                      $ 25,000,000
                                               ------------
                                   Total       $140,000,000

          (d) Interest.  Subject to the provisions of Section 3.1, the Term Loan
              --------
     shall bear interest at a per annum rate equal to:

              (i) Base Rate Loans. During such periods as the Term Loan shall be
                  ---------------
          comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

              (ii) Eurodollar Loans. During such periods as the Term Loan shall
                   ----------------
          be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

     Interest on the Term Loan shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

          (e) Term Notes.  The portion of the Term Loan made by each Bank shall
              ----------
     be evidenced by a duly executed promissory note of the Borrower to such Bank in an original principal amount equal to such Bank's Term Loan Percentage of the Term Loan and substantially in the form of Exhibit
                                                                  -------
     2.3(e).
     ------

     2.4  New Term Loan.
          -------------

          (a) New Term Commitment.  Subject to the terms and conditions hereof
              -------------------
     and in reliance upon the representations and warranties set forth herein, each Bank severally agrees that on the Amendment Closing Date, an amount equal to TWO HUNDRED THIRTY MILLION DOLLARS ($230,000,000) of Revolving Loans outstanding on such date pursuant to Section 2.1(a) shall be converted and deemed funded as a term loan (the "New Term Loan"), in
                                                      -------------
     accordance with each Bank's New Term Loan Percentage (the "New Term Loan
                                                                -------------
     Committed Amount").  The New Term Loan may consist of Base Rate Loans or
     ----------------
     Eurodollar Loans, or a combination thereof, as the Borrower may request;

     provided,
     --------
     however, that no more than five Eurodollar Loans which comprise the New
     -------
     Term Loan shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts repaid on the New Term Loan may not be reborrowed.

          (b) Minimum Amounts.  Each Eurodollar Loan or Base Rate Loan that is
              ---------------
     part of the New Term Loan shall be in an aggregate principal amount that is not less than $5,000,000 and integral multiples of $100,000 (or the then remaining principal balance of the New Term Loan, if less).

          (c) Repayment of New Term Loan.  The principal amount of the New Term
              --------------------------
     Loan shall be repaid in full on the Maturity Date, unless accelerated sooner pursuant to Section 9.2; provided, however, that if the Maturity
                                     --------
     Date is extended pursuant to Section 2.5, the principal amount of the New Term Loan outstanding on the Extension Date shall be repaid in quarterly installments of $10 million on the last Business Day of each December, March, June and September (commencing with a principal payment on December 31, 2002), with the balance payable on the Maturity Date, as may be extended pursuant to Section 2.5.

          (d) Interest.  Subject to the provisions of Section 3.1, the New Term
              --------
     Loan shall bear interest at a per annum rate equal to:

              (i)  Base Rate Loans. During such periods as the New Term Loan
                   ---------------
          shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

              (ii) Eurodollar Loans. During such periods as the New Term Loan
                   ----------------
          shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

     Interest on the New Term Loan shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

          (e) New Term Loan Notes.  The portion of the New Term Loan made by
              -------------------
     each Bank shall be evidenced by a duly executed promissory note of the Borrower to such Bank in an original principal amount equal to such Bank's New Term Loan Percentage of the New Term Loan and substantially in the form of Exhibit 2.4(e).
        --------------

     2.5  Extension of Maturity Date.
          --------------------------

     The Maturity Date shall be extended to December 31, 2003 if the following conditions are satisfied on or before January 2, 2002:

          (a) The Borrower shall have made payments on Loans in an amount sufficient to reduce the sum of (x) the Term Loan outstanding on the Amendment Closing Date (y) the New Term Loan outstanding on the Amendment Closing Date and (z) Revolving Committed Amount as of the Amendment Closing Date, by an amount of not less than $220 million; and

          (b) The Borrower shall have delivered a certification (as of the Extension Date) to the Administrative Agent stating that the representation and warranties set forth in Section 6 are true and correct in all material respects as of such date (except for those which expressly relate to an earlier date).


                                   SECTION 3

                OTHER PROVISIONS RELATING TO CREDIT FACILITIES
                ----------------------------------------------

     3.1  Default Rate.
          ------------

     Upon the occurrence, and during the continuance, of an Event of Default,
(i) the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Adjusted Base Rate plus 2%)
                                                                        ----
and (ii) the Standby Letter of Credit Fee and the Trade Letter of Credit shall accrue at a per annum rate 2% greater than the rate which would otherwise be applicable.

     3.2  Extension and Conversion.
          ------------------------

     The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as
                                     --------  -------
provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans or extended as Eurodollar Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (ii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts
 ---------------
as provided in, with respect to Revolving Loans, Section 2.1(b)(ii), with respect to the Term Loan, Section 2.3(b), or, with respect to the New Term Loan,
Section 2.4(b), (iii) no more than five Eurodollar Loans which are Revolving Loans, five Eurodollar Loans which comprise the Term Loan and three Eurodollar Loans which comprise the New Term Loan shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period) and (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Administrative Agent specified in Schedule 2.1(a), or at such
                                                ---------------
other office as the Administrative Agent may designate in writing, prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this
Section 3.2, or any such conversion or extension is not permitted or required by this Section 3.2, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Bank notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

     3.3  Prepayments.
          -----------

          (a)  Voluntary Prepayments.  The Borrower shall have the right to
               ---------------------
     prepay Loans in whole or in part from time to time; provided, however, that
                                                         --------  -------
     (i) each partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof (or the then remaining principal balance of the Revolving Loans, the Term Loan or the New Term Loan, as applicable, if less) and (ii) any prepayment of the Loans (other than the Revolving Loans) shall be applied pro rata to the Term Loan (applied as follows: (A) with respect to the first $10 million of prepayment proceeds applied to the Term Loan, to the installment of principal due on May 28, 2001, (B) with respect to the next $10 million of prepayment proceeds applied to the Term Loan, to the installment of principal due on August 28, 2001, (C) with respect to the next $15 million of prepayment proceeds applied to the Term Loan, to the installment of principal due on January 2, 2002 (D) with respect to the next $15 million of prepayment proceeds applied to the Term Loan, to the installment of principal due on February 28, 2002, (E) with respect to the next $15 million of prepayment proceeds applied to the Term Loan, to the installment of principal due on May 28, 2002, (F) with other prepayment proceeds applied to the Term Loan, to the installment of principal due on August 28, 2002 and (G) after making the prepayments set forth in clauses (A) through
     (G) above, to the remaining principal installments in the inverse order of maturity thereof) and the principal amount of the New Term Loan due on the Maturity Date (and if the Maturity Date for the New Term Loan has been extended pursuant to Section 2.5, to the remaining principal installments
     in the inverse order of maturity thereof).   Subject to the foregoing
     terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower shall fail to specify
                         --------
     with respect to any voluntary prepayment, such voluntary prepayment shall be applied first to Revolving Loans and then pro rata to the Term Loan and the New Term Loan (to be applied in the manner set forth above), in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to Section 3.12, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

     (b)    Mandatory Prepayments.
            ---------------------

     (i)    (A)  Revolving Committed Amount.  If at any time, the sum of the
                 --------------------------
            aggregate outstanding principal amount of Revolving Loans plus
                                                                      ----
            LOC Obligations shall exceed the Revolving Committed Amount, the Borrower immediately shall prepay the Revolving Loans and (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.

            (B)  LOC Committed Amount.  If at any time, the sum of the aggregate
                 --------------------
            principal amount of LOC Obligations shall exceed the LOC Committed Amount, the Borrower immediately shall cash collateralize the LOC Obligations in an amount sufficient to eliminate such excess.

     (ii)   Excess Cash Flow.  Within 90 days after the end of each fiscal
            ----------------
     year (commencing with the fiscal year ending December 31, 2001), the Borrower shall prepay the Loans in an amount equal to 75% of Excess Cash Flow for such prior fiscal year (such prepayment to be applied as set forth in clause (vii) below).

     (iii)  (A)  Asset Dispositions. Immediately upon the consummation of any
                 ------------------
            Asset Disposition other than an Excluded Asset Disposition, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Asset Disposition (such prepayment to be applied as set forth in clause (vii) below).

            (B)  Involuntary Dispositions. Immediately upon the occurrence of an
                 ------------------------
            Involuntary Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Excess Proceeds (such prepayment to be applied as set forth in clause (vii) below).

     (iv)   Debt Issuances. Immediately upon the occurrence of a Debt Issuance
            --------------
     Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Debt Issuance (such prepayment to be applied as set forth in clause (vii) below).

     (v)    Equity Issuances.  Immediately upon the occurrence of an Equity
            ----------------
     Issuance Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Equity Issuance (such prepayment to be applied as set forth in clause (vii) below).

     (vi)   Pension Program. Immediately upon the Borrower's realization of Net
            ---------------
     Cash Proceeds attributable to the termination of the Ethyl Corporation Pension Plan, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds received from such plan (such prepayment to be applied as set forth in clause (vii) below).

          (vii)   Application of Mandatory Prepayments. All amounts required to
                  ------------------------------------
          be paid pursuant to this Section 3.3(b) shall be applied as follows:
          (A) with respect to all amounts prepaid pursuant to Section 3.3(b)(i)(A), to Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations, (B) with respect to all amounts prepaid pursuant to
          Section 3.3(b)(i)(B), to a cash collateral account in respect of LOC Obligations, (C) with respect to all amounts prepaid pursuant to
          Section 3.3(b)(ii), (iii), (iv), (v) or (vi): (A) 34 1/2% of such amounts shall be applied to the Term Loan (applied as follows: (i) with respect to the first $10 million of prepayment proceeds applied to the Term Loan, to the installment of principal due on May 28, 2001,
          (ii) with respect to the next $10 million of prepayment proceeds applied to the Term Loan, to the installment of principal due on August 28, 2001, (iii) with respect to the next $15 million of prepayment proceeds applied to the Term Loan, to the installment of principal due on January 2, 2002, (iv) with respect to the next $15 million of prepayment proceeds applied to the Term Loan, to the installment of principal due on February 28, 2002, (v) with respect to the next $15 million of prepayment proceeds applied to the Term Loan, to the installment of principal due on May 28, 2002, (vi) with other prepayment proceeds applied to the Term Loan, to the installment of principal due on August 28, 2002) and (vii) after making the prepayments set forth in clauses (i) through (vi) above, in the inverse order of maturity) and (B) 65 1/2% of all such amounts shall be applied pro rata to (I) the Revolving Loans (with a corresponding reduction of the Revolving Committed Amount) and (II) the New Term Loan (and if the Maturity Date has been extended pursuant to Section 2.5, in the inverse order of maturity thereof). Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(b) shall be subject to Section 3.12, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

          (viii)  Prepayment Account. If the Borrower is required to make a
                  ------------------
          mandatory prepayment of Eurodollar Loans under this Section 3.3(b), the Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Eurodollar Loans and shall be applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto.

     3.4  Termination and Reduction of Revolving Committed Amount.
          -------------------------------------------------------

          (a)     Voluntary Reductions. The Borrower may from time to time
                  --------------------
     permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $1,000,000 or in integral multiples of $100,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days' prior written notice to the Administrative Agent; provided, however, no such termination or reduction
                           --------  -------
     shall be made which would cause the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations to exceed the
                                         ----
     Revolving Committed Amount, unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess. The Administrative Agent shall promptly notify each affected Bank of receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.4(a).

          (b)  Term Loan Commitments.  The Term Loan Commitment of each Bank, if
               ---------------------
     any, terminated on the Closing Date. The New Term Loan Commitment of each Bank has been terminated as of the Amendment Closing Date.

          (c)  Maturity Date.  Unless terminated sooner pursuant to Section
               -------------
     3.4(a) or Section 9.2, the Revolving Commitments of the Banks and the LOC Commitment of the Issuing Lender shall automatically terminate on the Maturity Date.

          (d)  General.  The Borrower shall pay to the Administrative Agent for
               -------
     the account of the Banks in accordance with the terms of Section 3.5(a), on the date of each termination or reduction of the Revolving Committed Amount, the Facility Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

     3.5  Fees.
          ----

          (a)  Facility Fee.  In consideration of the Revolving Commitments and
               ------------
     the New Term Loan Commitments of the Banks hereunder, the Borrower promises to pay to the Administrative Agent for the pro rata account of each Bank a fee, on each March 31, June 30, September 30 and December 31 and on the date on which the Revolving Commitment of such Bank shall be reduced or terminated as provided herein, a commitment fee (a "Facility Fee") at a
                                                         ------------
     rate per annum equal to the Applicable Percentage in effect from time to time on the sum of (i) the average daily amount of the Revolving Commitment of such Bank plus (ii) the average daily amount of the New Terms Loan
                  ----
     outstanding during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Maturity Date or any date on which the Revolving Commitment of such Bank shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Bank shall commence to accrue on the Closing Date, and shall cease to accrue on the earlier of (x) the Maturity Date and (y) the termination of the Revolving Commitment of such Bank and the payment in full of the portion of the New Term Loan owing to such Bank as provided herein.

          (b)  Letter of Credit Fees.
               ---------------------

               (i)   Standby Letter of Credit Issuance Fee.  In consideration of
                     -------------------------------------
          the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the

          Administrative Agent for the account of each Bank a fee (the "Standby
                                                                        -------
          Letter of Credit Fee") on such Bank's Revolving Commitment Percentage
          --------------------
          of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Standby Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

               (ii)   Trade Letter of Credit Drawing Fee. In consideration of
                      ----------------------------------
          the issuance of trade Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Bank a fee (the "Trade Letter of Credit Fee") on such Bank's Revolving
                           --------------------------
          Commitment Percentage of the average daily maximum amount available to be drawn under each such trade Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Trade Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

               (iii)  Issuing Lender Fees.  In addition to the Standby Letter of
                      -------------------
          Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, the Borrower promises to pay to the Administrative Agent for the account of the Issuing Lender without sharing by the other Banks (i) a letter of credit fronting fee of 1/8% on the average daily maximum amount available to be drawn under each Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration (which fronting fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof)) and (ii) the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.

          (c)  Administrative Agent's Fees.  The Borrower promises to pay to the
               ---------------------------
     Administrative Agent, for its own account, for the account of the Issuing Lender, the fees referred to in the Administrative Agent's Fee Letter.

          (d)  Qualified Secured Financings.  If the Credit Parties fail to
               ----------------------------
     obtain Net Cash Proceeds totaling $115 million in the aggregate with respect to Qualified Secured Financings (and apply such Net Cash Proceeds to the prepayment of the Term Loan in accordance with Section 3.3(b)(iv)) by May 31, 2001, the Borrower shall (within 5 Business Days following May 31, 2001) pay to the Administrative Agent for the account of each Bank a fee equal to 0.125% of the Commitment of each Bank.

     3.6  Capital Adequacy.
          ----------------

     If any Bank has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then, upon notice from such Bank to the Borrower, the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Each determination by any such Bank of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

     3.7  Limitation on Eurodollar Loans.
          ------------------------------

          If on or prior to the first day of any Interest Period for any Eurodollar Loan:

          (a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

          (b) the Required Banks determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Banks of funding Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

     3.8  Illegality.
          ----------

     Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Bank shall promptly notify the Borrower thereof and such Bank's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Bank may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable).

     3.9  Requirements of Law.
          -------------------

          If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

          (i) shall subject such Bank (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Bank (or its Applicable Lending Office) under this Credit Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on or measured by its income or gross receipts and franchise taxes imposed on such Bank by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office or by any political subdivision thereof);

          (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (or its Applicable Lending Office), including the Commitment of such Bank hereunder; or

          (iii) shall impose on such Bank (or its Applicable Lending Office) or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Bank (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Bank on demand such amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank requests compensation by the Borrower under this Section 3.9, the Borrower may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided
                                                                    --------
that such suspension shall not affect the right of such Bank to receive the compensation so requested. Each Bank shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this
Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this Section 3.9 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     3.10  Treatment of Affected Loans.
           ---------------------------

           If the obligation of any Bank to make any Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.7, 3.8 or 3.9 hereof, such Bank's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion, on such earlier date as such Bank may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to such Conversion no longer exist:

           (a) to the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

           (b) all Loans that would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Bank that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Bank gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this
Section 3.10 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Banks are outstanding, such Bank's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

     3.11  Taxes.
           -----

           (a) Except as otherwise expressly provided herein, any and all payments by any Credit Party to or for the account of any Bank or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each
                                               ---------
     Bank and the Administrative Agent, taxes imposed on or measured by its income or gross receipts, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Credit Party shall be required
                                 -----
     by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Bank or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Bank or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Credit Party shall furnish to the Administrative Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise similarly with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").
                                                               -----------

          (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, except with respect to any Bank or the Administrative Agent for such liability arising from such Bank's or the Administrative Agent's (as the case may be) gross negligence or willful misconduct.

          (d) Each Bank that is not a United States person under Section 7701(a)(30) of the Code, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Bank is entitled to an exemption from tax on payments pursuant to this Credit Agreement or any of the other Credit Documents and/or (iv) any other forms or documents relating to the status of such Bank and reasonably requested in writing by the Borrower.

          (e) For any period with respect to which a Bank has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), then, notwithstanding any other provision of this Section 3.11, such Bank shall not be entitled to indemnification under Section 3.11(a), 3.11(b) or 3.11(c) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt
             --------  -------
     from withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

          (f) If any Credit Party is required to pay additional amounts to or for the account of any Bank pursuant to this Section 3.11, then such Bank will agree to file any certificates or documents reasonably requested in writing by a Credit Party or to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce to the greatest extent possible any such additional payment which may thereafter accrue if such change, in the good faith judgment of such Bank, is not otherwise disadvantageous to such Bank.

          (g) If the Administrative Agent or any Bank requests indemnification or compensation for Taxes or Other Taxes pursuant to this Section 3.11 more than 180 days after the earlier of (i) the date on which the Administrative Agent or such Bank, as the case may be, makes payment of such Taxes or Other Taxes, and (ii) the date on which the appropriate Governmental Authority makes written demand on the Administrative Agent or such Bank, as the case may be, for payment of such Taxes or Other Taxes, then the Borrower shall not be obligated to indemnify or reimburse the Bank for such Taxes or Other Taxes.

          (h) If the Administrative Agent or any Bank determines that it has received a refund, credit or reduction in respect of any Taxes of Other Taxes for which the Administrative Agent or such Bank, as the case may be, has received payment from the Borrower or for which any Credit Party has made payments pursuant to this Section 3.11, then the Administrative Agent or such Bank, as the case may be, shall, within 60 days after receipt of such refund, credit or reduction pay to the Borrower the amount of such refund, credit or reduction (net of any reasonable out-of-pocket expenses of the Administrative Agent or such Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund, credit or reduction)), provided,
                                                                   --------
     however, that (i) the Administrative Agent or such Bank, as the case may
     -------
     be, acting in good faith will be the sole judge of the amount of any such refund, credit or reduction and of the date on which such refund, credit or reduction is received, (ii) the Administrative Agent or such Bank, as the case may be, acting in good faith shall have the absolute discretion as to the order and manner in which it employs or claims tax refunds, credits, reductions and allowances available to it, (iii) the Borrower agrees to pay to the Administrative Agent or such Bank, as the case may be, upon written request from the Administrative Agent or such Bank, the amount of such refund, credit or reduction received by the Borrower, in the event, and to the extent, the Administrative Agent or such Bank is required to repay such refund, credit or reduction to any relevant Governmental Authority, and
     (iv) neither the Administrative Agent nor any Bank shall be required to make available to any Credit Party (or any representative of any Credit Party) its tax returns or any other information relating to its taxes and the computation thereof.

          (i) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     3.12 Compensation.
          ------------

          Upon demand of any Bank (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Bank for and hold such Bank harmless from any loss, cost or expense incurred by it as a result of:

     (a) any Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

     (b) any failure by the Borrower (for a reason other than the failure of such Bank to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Bank in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Banks under this Section 3.12, each Bank shall be deemed to have funded each Eurodollar Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded. The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     3.13 Pro Rata Treatment.
          ------------------

     Except to the extent otherwise provided herein:

          (a)  Loans. Each Loan, each payment or (subject to the terms of
               -----
     Section 3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Facility Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Banks in accordance with the respective principal amounts of their outstanding Loans of the applicable type and Participation Interests in Loans of the applicable type and Letters of Credit.

          (b)  Advances. No Bank shall be responsible for the failure or delay
               --------
     by any other Bank in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Bank to
                          --------  -------
     fulfill its obligations hereunder shall not relieve any other Bank of its obligations hereunder. Unless the Borrower or any Bank has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Bank, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Bank, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

               (i) if the Borrower failed to make such payment, each Bank shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Bank in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bank to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

               (ii) if any Bank failed to make such payment, such Bank shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a
                                                      -------------------
          rate per annum equal to the Federal Funds Rate from time to time in effect. If such Bank pays such amount to the Administrative Agent, then such amount shall constitute such Bank's Committed Loan or Bid Loan, as the case may be, included in the applicable Borrowing. If such Bank does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Bank as a result of any default by such Bank hereunder.

     A notice of the Administrative Agent to any Bank with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

     3.14 Sharing of Payments.
          -------------------

     The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Bank under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Bank shall promptly purchase from the other Banks a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Banks share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Bank whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Bank so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Bank were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Bank shall fail to remit to the Administrative Agent or any other Bank an amount payable by such Bank to the Administrative Agent or such other Bank pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Bank at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks under this Section
3.14 to share in the benefits of any recovery on such secured claim.

     3.15 Payments, Computations, Etc.
          ---------------------------

          (a)  Generally. Except as otherwise specifically provided herein, all
               ---------
     payments hereunder shall be made to the Administrative Agent in Dollars in immediately available funds, without counterclaim, defense, recoupment, setoff or withholding of any kind, at the Administrative Agent's office specified in Schedule 2.1(a) not later than 2:00 P.M. (Charlotte, North
                  ---------------
     Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower or any other Credit Party maintained with the Administrative Agent (with notice to the Borrower or such other Credit Party). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC

     Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Banks in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a)). The Administrative Agent will distribute such payments to such Banks, if any such payment is received prior to 2:00 P.M. (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Banks on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

          (b)  Allocation of Payments After Acceleration. Notwithstanding any
               -----------------------------------------
     other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Bank on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

               FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent and the Collateral Agent in connection with enforcing the rights of the Banks under the Credit Documents and any protective advances made by the Administrative Agent or the Collateral Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

               SECOND, to payment of any fees owed to the Administrative Agent and the Collateral Agent;

               THIRD, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest;

               FOURTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

               FIFTH, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Banks in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Bank;

               SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

               SEVENTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

     In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Banks shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Bank bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.15(b).

     3.16 Evidence of Debt.
          ----------------

          (a) Each Bank shall maintain an account or accounts evidencing each Loan made by such Bank to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Credit Agreement. Each Bank will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

          (b)  The Administrative Agent shall maintain the Register pursuant to
     Section 11.3(c), and a subaccount for each Bank, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of any Credit Party and each Bank's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

          (c) The entries made in the accounts, Register and subaccounts maintained pursuant to clause (b) of this Section 3.16 (and, if consistent with the entries of the

     Administrative Agent, clause (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of any Bank or the
               --------  -------
     Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Credit Party Obligations owing to such Bank.

                                   SECTION 4

                                    GUARANTY
                                    --------

     4.1  The Guaranty.
          ------------

     Each of the Guarantors hereby jointly and severally guarantees to each Bank, each Affiliate of a Bank that enters into a Hedging Agreement, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

     4.2  Obligations Unconditional.
          -------------------------

     The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Credit Party Obligations have been Fully Satisfied. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

          (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

          (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Bank, or any Affiliate of a Bank, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be done or omitted;

          (c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Bank, or any Affiliate of a Bank, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

          (d) any Lien granted to, or in favor of, the Collateral Agent or any Bank or Banks as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

          (e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest, notice of acceptance of this guarantee and all other notices whatsoever, and any requirement that the Administrative Agent or any Bank exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Bank, or any Affiliate of a Bank, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

     4.3  Reinstatement.
          -------------

     The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4.4  Certain Additional Waivers.
          --------------------------

     Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

     4.5  Remedies.
          --------

     The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Banks, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section
4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Banks may exercise their remedies thereunder in accordance with the terms thereof.

     4.6  Rights of Contribution.
          ----------------------

     The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the Credit Party Obligations until such time as the Credit Party Obligations have been Fully Satisfied, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until such Credit Party Obligations have been Fully Satisfied. For purposes of this Section 4.6, (a) "Excess Payment" shall mean the amount
                                       --------------
paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (b) "Pro Rata Share" shall mean, for any Guarantor in respect of
                  --------------
any payment of Credit Party Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; provided, however, that, for purposes of calculating the Pro Rata Shares of the
--------  -------
Guarantors in respect of any payment of Credit Party Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) "Contribution Share" shall mean, for any Guarantor in respect of any Excess
 ------------------
Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; provided, however, that,
                                                     --------  -------
for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to Section 8.5.

     4.7  Guarantee of Payment; Continuing Guarantee.
          ------------------------------------------

     The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.


                                   SECTION 5

                                   CONDITIONS
                                   ----------

     5.1  Closing Conditions.
          ------------------

     The obligation of the Banks to enter into this Amendment shall be subject to satisfaction of the following conditions on or before the Amendment Closing
Date:

          (a)  Executed Credit Documents. Receipt by the Administrative Agent of
               -------------------------
     duly executed copies of: (i) this Amendment, (ii) the Notes and (iii) the Collateral Documents (each in form and substance satisfactory to the Administrative Agent and its legal counsel).

          (b)  Corporate Documents.  Receipt by the Administrative Agent of the
               -------------------
     following (each in form and substance satisfactory to the Administrative Agent and its counsel):

               (i)    Charter Documents. Copies of the articles or certificates
                      -----------------
          of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Amendment Closing Date.

               (ii)   Bylaws. A copy of the bylaws of each Credit Party
                      ------
          certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Amendment Closing Date.

               (iii)  Resolutions. Copies of resolutions of the Board of
                      -----------
          Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Amendment Closing Date.

               (iv)   Good Standing. Copies of certificates of good standing,
                      -------------
          existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

               (v)    Incumbency. An incumbency certificate of each Credit Party
                      ----------
          certified by a secretary or assistant secretary to be true and correct as of the Amendment Closing Date.

          (c)  Opinions of Counsel. The Administrative Agent shall have
               -------------------
     received, in each case dated as of the Amendment Closing Date and in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

               (i) legal opinions of Hunton & Williams and of the Borrower's internal counsel; and

               (ii) a legal opinion of special local counsel for the Credit Parties for each State in which any Mortgaged Property is located; and

               (iii) a legal opinion of special local counsel with respect to the Aircraft Mortgage.

          (d)  Personal Property Collateral. The Collateral Agent shall have
               ----------------------------
     received, in form and substance reasonably satisfactory to the Collateral Agent and its legal counsel:

               (i) (A) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Collateral Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) searches of the records of the Federal Aviation Administration as to ownership of, and evidence that no Liens exist with respect to, the Aircraft;

               (ii) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Collateral Agent's (and its counsel's) sole discretion, to perfect the Collateral Agent's security interest in the Collateral;

               (iii) searches of ownership of, and Liens on, intellectual property of each Credit Party in the appropriate governmental offices;

               (iv) all certificates evidencing any certificated Capital Stock with respect to Domestic Subsidiaries pledged to the Collateral Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto;

               (v) duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Collateral Agent's (and its legal counsel's) sole discretion, to perfect the Collateral Agent's security interest in the Collateral;

               (vi) all promissory notes evidencing debt of Foreign Subsidiaries to any Credit Party in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Collateral Agent's security interest in such Collateral;

               (vii) duly executed consents as are necessary, in the Collateral Agent's sole discretion, to perfect the Collateral Agent's security interest in the Collateral; and

               (viii) in the case of any personal property Collateral located at a premises leased by a Credit Party, such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Collateral Agent.

          (e)  Real Property Collateral. The Collateral Agent shall have
               ------------------------
     received, in form and substance reasonably satisfactory to the Collateral Agent and its legal counsel:

               (i) fully executed and notarized mortgages, deeds of trust or deeds to secure debt (each, as the same may be amended, modified, restated or supplemented from time to time, a "Mortgage Instrument" and
                                             -------------------
          collectively the "Mortgage Instruments") encumbering the fee interest
                            --------------------
          of any Credit Party in each of the Real Properties set forth on
          Schedule 5.1(e) (each a "Mortgaged Property" and collectively the
          ---------------          ------------------
          "Mortgaged Properties");
           --------------------

               (ii) copies of any existing maps or plats of a survey of the sites of the Mortgaged Properties;

               (iii) ALTA mortgagee title insurance policies issued by Lawyer's Title Insurance Corporation (the "Mortgage Policies"), in amounts not
                                            -----------------
          less than the respective amounts designated in Schedule 5.1(e) with
                                                         ---------------
          respect to any particular Mortgaged Property, assuring the Collateral Agent that each of the Mortgage Instruments creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and shall include such endorsements as are reasonably requested by the Collateral Agent; and

               (iv) evidence as to (A) whether any Mortgaged Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and (B)
                                                 ---------------------
          if any Mortgaged Property is a Flood Hazard Property, (1) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (2) the applicable Credit Party's written acknowledgment of receipt of written notification from the Administrative Agent (a) as to the fact that such Mortgaged Property is a Flood Hazard Property and (b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (3) copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing flood insurance satisfactory to the Collateral Agent and naming the Collateral Agent as sole loss payee on behalf of the Banks.

          (f)  Priority of Liens. The Collateral Agent shall have received
               -----------------
     satisfactory evidence that (i) the Collateral Agent, on behalf of the Banks, holds a perfected, first priority Lien on all Collateral and (ii) the Collateral Agent, on behalf of the Noteholders, holds a perfected, first priority Lien on all B Collateral.

          (g)  Evidence of Insurance. Receipt by the Collateral Agent of copies
               ---------------------
     of insurance policies or certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Collateral Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Banks.

          (h)  Officer's Certificates. The Administrative Agent shall have
               ----------------------
     received a certificate or certificates executed by an Executive Officer of the Borrower as of the Amendment Closing Date, in form and substance satisfactory to the Administrative Agent, stating that (A) each Credit Party is in compliance with all existing financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality against any Credit Party or with respect to any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, and (D) immediately after giving effect to this Amendment, the other Credit Documents and all transactions contemplated to occur on the Amendment Closing Date, (1) no Default or Event of Default exists and (2) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects.

          (i)  Solvency Certificate. The Administrative Agent shall have
               --------------------
     received a certificate executed by an Executive Officer of the Borrower as of the Amendment Closing Date, in form and substance satisfactory to the Administrative Agent, regarding the Solvency of each of the Credit Parties.

          (j)  Fees and Expenses. Payment by the Credit Parties to the Banks and
               -----------------
     the Administrative Agent of all fees and expenses relating to the Credit Facilities which are due and payable on the Amendment Closing Date, including, without limitation, payment to the Administrative Agent of the fees set forth in the Administrative Agent's Fee Letter.

          (k)  Other. Receipt by the Banks of such other documents, instruments,
               -----
     agreements or information as reasonably requested by any Bank, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Consolidated Parties.

     5.2  Conditions to all Extensions of Credit.
          --------------------------------------

     The obligations of each Bank to make any Loan and of the Issuing Lender to issue or extend any Letter of Credit are subject to satisfaction of the following conditions in addition to satisfaction on the Amendment Closing Date of the conditions set forth in Section 5.1:

          (a) The Borrower shall have delivered (i) in the case of any Revolving Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion or (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

          (b) The representations and warranties set forth in Section 6 shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

          (c) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and

           (d) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations shall not exceed
                                         ----
     the Revolving Committed Amount, and (ii) the LOC Obligations shall not exceed the LOC Committed Amount.

The delivery of each Notice of Borrowing and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections (b),
(c) and (d) above.


                                   SECTION 6

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Credit Parties hereby represent to the Administrative Agent and each Bank that:

     6.1     Financial Condition.
             -------------------

             (a) The audited consolidated balance sheets and income statements of the Consolidated Parties for the fiscal years ended December 31, 1998 and December 31, 1999 (including the notes thereto) (i) have been audited by PricewaterhouseCoopers LLP, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. The unaudited consolidated interim balance sheets of the Consolidated Parties as at the end of, and the related unaudited consolidated interim statements of earnings for, each fiscal quarterly period ended after December 31, 1999 (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and
     (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. The unaudited interim statements of income and retained earnings of the Consolidated Parties for each calendar month ended after December 31, 2000 and prior to the Amendment Closing Date (i) have been prepared in accordance with GAAP (except for the omission of footnotes and subject to year end audit adjustments) consistently applied throughout the periods covered thereby and (ii) present fairly the consolidated financial condition and results of operations of the Consolidated Parties as of such date and for such periods. During the period from December 31, 1999 to and including the Amendment Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Banks on or prior to the Amendment Closing Date. As of the Amendment Closing Date, the Borrower and its Subsidiaries have no material liabilities (contingent or otherwise) that are not reflected in the foregoing financial statements or in the notes thereto.

            (b) The financial statements delivered pursuant to Section 7.1(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows (as applicable) of the Consolidated Parties as of such date and for such periods.

     6.2     No Material Change.
             ------------------

     Except as disclosed and described in Schedule 6.2 attached hereto, there
                                          ------------
has been no development or event since December 31, 1999 relating to or affecting the Consolidated Parties, taken as a whole, which has had or could reasonably be expected to have a Material Adverse Effect.

     6.3     Organization and Good Standing.
             ------------------------------

     Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.

     6.4     Power; Authorization; Enforceable Obligations.
             ---------------------------------------------

     Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate or other necessary action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party except for filings to perfect the Liens created by the Collateral Documents. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     6.5     No Conflicts.
             ------------

     Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under (i) the Senior Note Indenture and (ii) any other indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

     6.6     No Default.
             ----------

     No Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists.

     6.7     Ownership.
             ---------

     Each Consolidated Party is the owner of, and has good and marketable title to, or a valid leasehold interest in, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

     6.8     Indebtedness.
             ------------

     Except as otherwise permitted under Section 8.1, the Consolidated Parties have no Indebtedness.

     6.9     Litigation.
             ----------

     There does not exist any pending or threatened (and reasonably likely to be commenced) action, suit or legal, equitable, arbitration or administrative proceeding against any Consolidated Party as to which there is a reasonable likelihood of an adverse determination and which if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.10    Taxes.
             -----

     Each Consolidated Party has filed, or caused to be filed, all tax returns (Federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and
(b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and for which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Amendment Closing Date of any proposed tax assessments against it or any other Consolidated Party, except with respect to taxes for which adequate reserves are being maintained in accordance with GAAP.

     6.11    Compliance with Law.
             -------------------

     Each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect.

     6.12    ERISA.
             -----

     (a) Except for such matters as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

         (i) During the five-year period prior to the date on which this representation is made or deemed made: (A) no ERISA Event has occurred, and, to the best knowledge of the Executive Officers of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; and
     (B) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable Federal or state laws.

         (ii) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

         (iii) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Executive Officers of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple

     Employer Plan. Neither any Consolidated Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Executive Officers of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

          (iv) To the best knowledge of the Executive Officers of the Credit Parties, no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

          (v) Neither any Consolidated Party nor any ERISA Affiliates has any material liability which has not been fully disclosed in the financial statements delivered to the Banks with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and
     Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

     (b)  Except as disclosed and described in Schedule 6.12 attached hereto:
                                               -------------

          (i) During the five-year period prior to the date on which this representation is made or deemed made: (i) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; and (ii) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

          (ii) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated hereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Banks' representation in Section 11.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Banks in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code.

     (c)  To the extent the foregoing representations contained in this Section
     6.12 include Multiemployer Plans, each such representation shall be based on the best knowledge of the Executive Officers of the Credit Parties.

     6.13    Corporate Structure; Capital Stock, etc.
             ---------------------------------------

     The corporate ownership structure of the Consolidated Parties as of the Amendment Closing Date is as described in Schedule 6.13A. Set forth on Schedule
                                          --------------                --------
6.13B is a complete and accurate list as of the Amendment Closing Date with
-----
respect to the Borrower and each of its direct and indirect Subsidiaries of (i) jurisdiction of incorporation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Consolidated Parties and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto as of the Amendment Closing Date. Also set forth on Schedule 6.13(B) is a list of the
                                               ----------------
Material Foreign Subsidiaries of the Credit Parties as of the Amendment Closing Date. The outstanding Capital Stock of all such Persons is validly issued, fully paid and non-assessable and is owned by the Consolidated Parties, directly or indirectly, in the manner set forth on Schedule 6.13B, free and clear of all
                                          --------------
Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.13B, neither the
                                               --------------
Borrower nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.

     6.14  Governmental Regulations, Etc.
           -----------------------------

           (a) None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, the Securities Exchange Act or Regulations U and X. If requested by any Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Bank a statement, in conformity with the requirements of FR Form U-1 referred to in Regulation U, that no part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of "buying" or "carrying" any "margin stock" within the meaning of Regulations U and X, or for the purpose of purchasing or carrying or trading in any securities.

           (b) None of the Consolidated Parties is (i) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (iii) subject to regulation under any other Federal or state statute or regulation which limits its ability to incur Indebtedness.

     6.15  Purpose of Loans and Letters of Credit.
           --------------------------------------

           The proceeds of the Loans hereunder shall be used solely by the Borrower to pay fees and expenses relating to the Credit Facilities and to provide for working capital and general corporate purposes of the Borrower and its Subsidiaries. The Letters of Credit shall be used only for or in connection with appeal bonds, environmental liabilities, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

     6.16  Environmental Matters.
           ---------------------

     Except for such matters as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

           (a) Each of the Real Properties and all operations at the Real Properties are in compliance with all applicable Environmental Laws, there is no violation of any Environmental Law with respect to the Real Properties or the Businesses, and there are no conditions relating to the Real Properties or the Businesses that could reasonably be expected to give rise to liability under any applicable Environmental Laws.

           (b) None of the Real Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Real Properties in amounts or concentrations that constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, Environmental Laws.

           (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Executive Officer of any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.

           (d) Materials of Environmental Concern have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

           (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Executive Officers of the Credit Parties, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any

     Environmental Law with respect to the Consolidated Parties, the Real Properties or the Businesses.

          (f) There has been no release, or threat of release, of Materials of Environmental Concern at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Real Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

     6.17 Intellectual Property.
          ---------------------

     Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, patents, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business
      ---------------------
as currently conducted except for those the failure to own or have such legal right to use could not have a Material Adverse Effect. Set forth on Schedule
                                                                     --------
6.17 is a list of all Intellectual Property registered with the United States
----
Copyright Office or the United States Patent and Trademark Office and owned by each Consolidated Party or that any Consolidated Party has the right to use. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and, to the knowledge of the Executive Officers of the Credit Parties, the use of such Intellectual Property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     6.18 Solvency.
          --------

     Each Credit Party is Solvent.

     6.19 Investments.
          -----------

     All Investments of each Consolidated Party are Permitted Investments.

     6.20 Business Locations.
          ------------------

     Set forth on Schedule 6.20(a) is a list of all Real Properties of the
                  ----------------
Credit Parties as of the Amendment Closing Date.  Set forth on Schedule 6.20(b)
                                                               ----------------
is a list of all locations where any tangible personal property of a Credit Party is located as of the Amendment Closing Date. Set forth on Schedule
                                                                 --------
6.20(c) is the chief executive office and principal place of business of each
-------
Consolidated Party.

     6.21 Disclosure.
          ----------

     Neither this Credit Agreement nor any financial statements delivered to the Banks in connection with this Agreement nor any other document (including without limitation the confidential offering memorandum, dated March 2001), certificate or statement furnished to the Banks by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby (other than financial projections which were prepared in good faith based upon assumptions that the Borrower believes are reasonable) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

     6.22 No Burdensome Restrictions.
          --------------------------

     No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     6.23 Labor Matters.
          -------------

          (a) Except as set forth in Schedule 6.23, there are no collective
                                     -------------
     bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Amendment Closing Date.

          (b) None of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, except for any of the foregoing that, in the aggregate, have or could reasonably be expected to have a Material Adverse Effect.

     6.24 Collateral Documents.
          --------------------

     The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are and will remain perfected security interests and Liens to the extent required by the Collateral Documents, prior to all other Liens other than Permitted Liens. Each of the representations and warranties made by the Credit Parties in the Collateral Documents is true and correct in all material respects.


                                   SECTION 7

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:

     7.1  Information Covenants.
          ---------------------

     The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent and each of the Banks:

          (a)    Annual Financial Statements.  As soon as available, and in any
                 ---------------------------
     event within 90 days after the close of each fiscal year of the Consolidated Parties, (i) a consolidated balance sheet and income statement of the Consolidated Parties as of the end of such fiscal year, together with related consolidated statements of retained earnings and cash flows for such fiscal year, in each case setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by PricewaterhouseCoopers LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern or any other material qualifications or exceptions and (ii) a consolidating balance sheet and statements of income and retained earnings of the Consolidated Parties as of the end of such fiscal year, together with a consolidating balance sheet and statements of income and retained earnings of the Consolidated Parties as of the end of prior fiscal year, all such financial information described above to be in reasonable form and detail reasonably acceptable to the Administrative Agent and the Required Banks, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP.

          (b)    Quarterly Financial Statements. As soon as available, and in
                 ------------------------------
     any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Consolidated Parties, (i) a consolidated balance sheet and statements of income and retained earnings of the Consolidated Parties as of the end of such fiscal quarter, together with related consolidated statements of cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year and (ii) a consolidating balance sheet and statements of income and retained earnings of the Consolidated Parties as of the end of such fiscal quarter, together with a consolidating balance sheet and statements of income and retained earnings of the Consolidated Parties for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent and the Required Banks, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

          (c)    Monthly Financial Statements.  As soon as available, and in any
                 ----------------------------
     event within 30 days after the close of each calendar month, (i) consolidated and consolidating statements of income and retained earnings of the Consolidated Parties as of the end of such calendar month, together with consolidated and consolidating statements of income and retained earnings of the Consolidated Parties for the corresponding month of the preceding fiscal year and (ii) an internally-prepared financial report of the Consolidated Parties (consistent with the monthly financial report provided to executive management and/or the board of directors of the Borrower) as of the end of such calendar month, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent and the Required Banks, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such monthly financial statements and financial report fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, except for the omission of footnotes and subject to changes resulting from audit and normal year-end audit adjustments.

          (d)    Officer's Certificate. At the time of delivery of the financial
                 ----------------------
     statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Executive Officer of the Borrower substantially in the form of
     Exhibit 7.1(d), (i) demonstrating compliance with the financial covenants
     --------------
     contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties have taken or propose to take with respect thereto.

          (e)    Annual Business Plan and Budgets.  As soon as available, and in
                 --------------------------------
     any event within 30 days after the close of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2001 an annual business plan and budget (presented on a quarterly basis) of the Consolidated Parties containing, among other things, pro forma financial statements for the next fiscal year.

          (f)    Compliance With Certain Provisions of the Credit Agreement.
                 ----------------------------------------------------------
     Within 90 days after the end of each fiscal year of the Credit Parties, a certificate containing information regarding (i) the calculation of Excess Cash Flow and (ii) the amount of all Asset Dispositions, Debt Issuances and Equity Issuances that were made during the prior fiscal year.

          (g)    Accountant's Certificate. Within the period for delivery of the
                 ------------------------
     annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement as it relates to accounting and other financial matters and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof, provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination.

          (h)    Auditor's Reports. Promptly upon receipt thereof, a copy of any
                 -----------------
     other report or "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person.

          (i)    Reports.  Promptly, (i) upon transmission or receipt thereof,
                 -------
     copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) upon the reasonable written request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

          (j)    Notices. Upon any Executive Officer of a Credit Party obtaining
                 -------
     knowledge thereof, the Credit Parties will give written notice to the Administrative Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties have taken or propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated Party (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined reasonably be expected to have a Material Adverse Effect or (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any Federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect.

          (k)    ERISA.  Upon any Executive Officer of a Credit Party obtaining
                 -----
     knowledge thereof, the Credit Parties will give written notice to the Administrative Agent promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA) which could result in a liability of $2,500,000 or more; (iii) the failure to make full payment on or before the due date (including extensions) thereof (or within 6 months thereof) of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could reasonably be expected to have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Banks with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

          (l)    Environmental.  Upon the reasonable written request of the
                 -------------
     Administrative Agent following the occurrence of any event or the discovery of any condition which the Administrative Agent or the Required Banks reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 6.16 to be untrue in any material respect, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate and permitted by any applicable contractual arrangements, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Real Properties (as defined in Section 6.16) and as to the compliance by any Consolidated Party with Environmental Laws at such Real Properties. If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Administrative Agent may arrange for same, and the Consolidated Parties hereby grant to the Administrative Agent and their representatives access to the Real Properties to reasonably undertake such an assessment (including, where appropriate and permitted by any applicable contractual arrangements, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

          (m)    Additional Patents and Trademarks. At the time of delivery of
                 ---------------------------------
     the financial statements and reports provided for in Section 7.1(a) (following the close of the fiscal year of the Borrower) and Section 7.1(b) (following the close of the first three fiscal quarters of each fiscal year of the Borrower), a report signed by an Executive Officer of the Borrower setting forth (i) a list of registration numbers for all patents, trademarks, service marks, tradenames and copyrights awarded to any Consolidated Party since the last day of the immediately preceding fiscal year and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Consolidated Party since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Administrative Agent.

          (n)    Other Information.  With reasonable promptness upon any such
                 -----------------
     request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Administrative Agent or the Required Banks may reasonably request.

     7.2  Preservation of Existence and Franchises.
          ----------------------------------------

     Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.3 or Section 8.4, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence and authority and all rights and franchises material to such Credit Party's business as then being conducted.

     7.3  Books and Records.
          -----------------

     Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

     7.4  Compliance with Law.
          -------------------

     Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

     7.5  Payment of Taxes and Other Indebtedness.
          ---------------------------------------

     Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no Consolidated
                                     --------  -------
Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

     7.6  Insurance.
          ---------

          (a) Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). The Collateral Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled. The present insurance coverage of the Consolidated Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6.
                                                 ------------

          (b) In the event that the Consolidated Parties receive Net Cash Proceeds in excess of $1,000,000 in aggregate amount during any fiscal year of the Consolidated Parties ("Excess Proceeds") on account of Involuntary
                                   ---------------
     Dispositions, the Credit Parties shall deposit such Excess Proceeds with the Collateral Agent to be held in a cash collateral account (pursuant to documentation reasonably satisfactory to the Collateral Agent and the Borrower) maintained by and in the sole dominion and control of the Collateral Agent. If within 120 days following the date of receipt of such Excess Proceeds, the Consolidated Parties shall not have requested the release of such Excess Proceeds in order to apply such Excess Proceeds to the repair or replacement of the related Property, the Collateral Agent shall apply such Excess Proceeds toward the prepayment of the Loans (and cash collateralize LOC Obligations) in accordance with the terms of Section 3.3(b)(iii)(B). All insurance proceeds shall be subject to the security interest of the Collateral Agent (for the ratable benefit of the Banks) under the Collateral Documents.

     7.7  Maintenance of Property.
          -----------------------

     Each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

     7.8  Performance of Obligations.
          --------------------------

     Each Credit Party will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements and all material indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

     7.9  Use of Proceeds.
          ---------------

     The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.

     7.10 Audits/Inspections.
          ------------------

     Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent and each Bank, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent and each Bank or its applicable representatives to investigate and verify the accuracy of information provided to the Banks and to discuss all such matters with the officers, employees and representatives of such Person; provided, however, the Banks shall not be permitted to visit and inspect the property more than once in any calendar year. The Credit Parties agree that the Administrative Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Credit Parties.

     7.11  Financial Covenants.
           -------------------

           (a)  Leverage Ratio.  The Leverage Ratio, as of the last day of each
                --------------
     fiscal quarter of the Consolidated Parties occurring during each of the periods set forth below, shall be less than or equal to:

           Period                                               Ratio
           ------                                               -----

           From the Amendment Closing Date through September    6.1 to 1.0
            29, 2001

           From September 30, 2001 through December 30, 2001    5.25 to 1.0

           From December 31, 2001 through March 30, 2002        4.85 to 1.0

           March 31, 2002 through June 29, 2002                 4.25 to 1.0

           From June 30, 2002 through September 29, 2002        3.85 to 1.0

           From September 30, 2002 and thereafter               3.75 to 1.0

     and, if the Maturity Date is extended pursuant to the terms of Section 2.5, the Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties occurring during each of the periods set forth below, shall be less than or equal to:

           Period                                               Ratio
           ------                                               -----

           From September 30, 2002 through March 30, 2003       3.75 to 1.0

           From March 31, 2003 through September 29, 2003       3.50 to 1.0

           From September 30, 2003 and thereafter               3.25 to 1.0

          (b)  Interest Coverage Ratio.  The Interest Coverage Ratio, as of the
               -----------------------
     last day of each fiscal quarter of the Consolidated Parties occurring during each of the periods set forth below, shall be greater than or equal to:

          Period                                             Ratio
          ------                                             -----

          From the Amendment Closing Date through December   2.05 to 1.0
          30, 2001

          From December 31, 2001 through March 30, 2002      2.25 to 1.0

          From March 31, 2002 through June 29, 2002          2.75 to 1.0

          From June 30, 2002 through September 29, 2002      3.25 to 1.0

          From September 30, 2002 and thereafter             3.50 to 1.0

     and, if the Maturity Date is extended pursuant to the terms of Section 2.5, the Interest Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties occurring during each of the periods set forth below, shall be greater than or equal to:

          Period                                             Ratio
          ------                                             -----

          From September 30, 2002 through December 30, 2002  3.50 to 1.0

          From December 31, 2002 through March 30, 2003      3.75 to 1.0

          From March 31, 2003 and thereafter                 4.0 to 1.0


          (c)  Consolidated EBITDA.  Consolidated EBITDA for each period of the
               -------------------
     Consolidated Parties set forth below shall not be less than (i) $31.5 million for the six month period ending June 30, 2001, (ii) $53.5 million for the nine month period ending September 30, 2001, (iii) $76.5 million for the twelve month period ending December 31, 2001, (iv) $86 million for the twelve month period ending March 31, 2002 and (v) subsequent to March 31, 2002, $90 million for each twelve month period ending as of each fiscal quarter end thereafter.

     7.12 New Subsidiaries.
          ----------------

     As soon as practicable and in any event within 30 days after any Person becomes a direct or indirect Subsidiary of the Parent, the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) if such Person is a Domestic Subsidiary, (i) cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit 7.12 and
                                                              ------------
(ii) unless the

Release of Collateral Event has occurred, cause 100% of the issued and outstanding Capital Stock of such Person to be delivered to the Collateral Agent (together with undated stock powers signed in blank) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Collateral Agent, (b) unless the Release of Collateral Event has occurred, (i) if such Person is a direct Material Foreign Subsidiary of a Credit Party or (ii) if such Person (together with all other direct Foreign Subsidiaries which are not Material Foreign Subsidiaries) shall at any time (A) collectively own more than 5% of Consolidated Total Assets or (B) account in the aggregate for more than 5% of Consolidated EBITDA for the most recently ended twelve-month period, cause 65% (or such greater percentage that, due to a change in an applicable Requirement of Law after the date hereof, (I) could not reasonably be expected to cause any undistributed earnings of such each Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent or (II) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of such Material Foreign Subsidiary or Foreign Subsidiaries, as applicable, to be delivered to the Collateral Agent (together with undated stock powers signed in blank (unless, with respect to a Material Foreign Subsidiary or any such Foreign Subsidiaries, as applicable, such stock powers are deemed unnecessary by the Collateral Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Collateral Agent, (c) unless the Release of Collateral Event has occurred, cause such Person to deliver to the Collateral Agent with respect to any real Property owned or leased by such Person and which is not Excluded Property, documents, instruments and other items of the types required to be delivered pursuant to
Section 5.1(e) all in form, content and scope reasonably satisfactory to the Collateral Agent and (d) deliver such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Collateral Agent's liens thereunder) and other items of the types required to be delivered pursuant to Section 5.1(b), (c), (d) and (e), all in form, content and scope reasonably satisfactory to the Collateral Agent.

     7.13  Pledged Assets.
           --------------

     Unless the Release of Collateral Event has occurred, each Credit Party will
(i) cause all of its owned and leased real and personal Property other than Excluded Property to be subject at all times to first priority, perfected and, in the case of real Property (whether leased or owned), title insured Liens in favor of the Collateral Agent to secure the Credit Party Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such Property acquired subsequent to the Amendment Closing Date, such other additional security documents as the Collateral Agent shall reasonably request, subject in any case to Permitted Liens and

(ii) deliver such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, surveys, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Collateral Agent's liens thereunder) and other items of the types required to be delivered pursuant to Section 5.1(d) and (e), all in form, content and scope reasonably satisfactory to the Collateral Agent. Without limiting the generality of the above, unless the Release of Collateral Event has occurred, the Borrower will cause (A) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary and (B) 65% (or such greater percentage that, due to a change in an applicable Requirement of Law after the date hereof, (1) could not reasonably be expected to cause any undistributed earnings of each such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg.
Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in
(x) each Material Foreign Subsidiary directly owned by the Borrower or any Domestic Subsidiary and (y) those other Foreign Subsidiaries as required by
Section 7.12 to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Collateral Agent shall reasonably request.

     7.14  Interest Rate Protection.
           ------------------------

           The Borrower shall, within ninety (90) days of the Amendment Closing Date, enter into and maintain cap agreements, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, for a period expiring no earlier than the Maturity Date, and in a notional amount equal to at least $200 million.

     7.15  Further Assurances.
           ------------------

     The Credit Parties shall, at their expense, (a) from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as any Agent or the Required Banks may reasonably request, for the purposes of implementing or effectuating the provisions of this Credit Agreement and the other Credit Documents or creating or perfecting or ensuring the priority or sufficiency or enforceability or enforcement of a Lien in favor of the Collateral Agent as security for the obligations hereunder upon any or all of its Property (whether then owned or thereafter acquired), or more fully protecting or renewing any such Lien and (b) provide the Administrative Agent an appraisal with respect to any Mortgaged Property satisfying the requirements of FIRREA (and otherwise satisfactory in form and substance to the Administrative Agent) to the extent required by FIRREA.

     7.16  Post-Closing Deliveries.
           -----------------------

     (a) On or before June 30, 2001, the Credit Parties agree to provide the Collateral Agent with (i) a pledge (pursuant to an appropriate pledge agreement(s) satisfactory in form and substance to the Collateral Agent) of 65% (or such greater percentage that, due to a change in an applicable Requirement of Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of any such Material Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend of such Material Foreign Subsidiary's United States parent or (B) could not reasonably be expected to cause any material adverse tax consequences) of the Capital Stock of each Material Foreign Subsidiary, (ii) a legal opinion of foreign counsel of each such Material Foreign Subsidiary in a form satisfactory to the Collateral Agent, which shall cover the enforceability and perfection of the Collateral Agent's security interest in each such pledged shares of the Material Foreign Subsidiaries and (iii) certificates evidencing any such certificated Capital Stock, together with duly executed in blank, undated stock powers attached thereto (unless, such stock powers are deemed unnecessary by the Collateral Agent in its reasonable discretion under the law of the jurisdiction of such Material Foreign Subsidiary).

     (b) On or before May 1, 2001, the Credit Parties agree to (i)(A) provide the Collateral Agent with an executed landlord waiver (in form and substance satisfactory to the Collateral Agent and its legal counsel) from the landlord of each leased real property location (other than sales offices and sports venue sky boxes) of any Credit Party or (B) provide evidence to the Collateral Agent and its legal counsel that any such landlord waiver has been sought from each applicable landlord and that the Credit Parties are using all reasonable commercial efforts to obtain such landlord's waiver and (ii)(A) provide the Collateral Agent with an executed waiver letter from warehousemen (in form and substance satisfactory to the Collateral Agent) with respect to those drumming, warehouse, terminal, tolling and transloading facilities set forth on Schedule 6.20(b) or (B) provide evidence to the Collateral Agent and its legal counsel that any such waiver letter has been sought from each applicable warehousemen and that the Credit Parties are using all reasonable commercial efforts to obtain such warehousemen's letter.

     (c) On or before May 15, 2001, the Credit Parties agree to provide the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent and its legal counsel, ALTA mortgagee title insurance policies issued by Lawyer's Title Insurance Corporation with respect to the Real Properties identified on Schedule 7.16 in the respective amounts identified on
                         -------------
Schedule 7.16, assuring the Collateral Agent that the applicable Mortgage
-------------
Instruments create a valid and enforceable first priority mortgage lien on such Real Properties, free and clear of all defects and encumbrances except Permitted Liens and containing such endorsements as are reasonably requested by the Collateral Agent.

     (d) On or before July 15, 2001 or such later date as the Collateral Agent may reasonably determine, the Credit Parties agree to (i) provide the Collateral Agent with a security interest (pursuant to appropriate security agreements satisfactory in form and substance to the Collateral Agent and Ethyl Asia) on the Property of Ethyl Asia located in the countries of Australia and Singapore and (ii) deliver such other documentation as the Collateral Agent may reasonably request in connection with the foregoing security interest, including without limitation, favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Collateral Agent.

     7.17  Old Town Farm.
           -------------

     On or before May 1, 2001, the Credit Parties shall either (a) sell the Old Town Farm for an amount not less than $2.8 million and apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to prepay the Loans in accordance with the terms of Section 3.3(b)(iii)(A) or (b) provide the Collateral Agent with a first priority, perfected Lien in the Old Town Farm and deliver such documentation as the Collateral Agent may request in connection therewith (including, without limitation, a duly executed mortgage, real estate title insurance policy and the other items (in form and substance satisfactory to the Collateral Agent and its legal counsel) required to be delivered pursuant to Section 5.1(e) with respect to real property.

                                   SECTION 8

                              NEGATIVE COVENANTS
                              ------------------

     Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:

     8.1  Indebtedness.
          ------------

     The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

          (b)  Indebtedness of the Borrower and its Subsidiaries set forth in
     Schedule 8.1;
     ------------

          (c) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) of the Borrower or any of its Subsidiaries to finance the purchase of fixed assets provided that (i) the
                                                          --------
     total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $6,600,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon as of the Amendment Closing Date;

          (d) obligations of the Borrower in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

          (e)  intercompany Indebtedness permitted under Section 8.5;

          (f)  in addition to the Indebtedness otherwise permitted by this
     Section 8.1, Guaranty Obligations of any Guarantor with respect to any Indebtedness of the Borrower permitted under this Section 8.1;

          (g) Indebtedness with respect to any Qualified Lease Financing; provided, that the Net Cash Proceeds received from any such Qualified Lease
     --------
     Financing are applied to the prepayment of the Loans in accordance with
     Section 3.3(b)(iv); and

          (h) Indebtedness with respect to any Qualified Asset-Based Financing; provided that the Net Cash Proceeds received from any such Qualified Asset-
     --------
     Based Financing are applied to the prepayment of the Loans in accordance with the terms of Section 3.3(b)(iv).

     8.2  Liens.
          -----

     The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for:

          (a) Liens in favor of the Collateral Agent to secure the Credit Party Obligations;

          (b) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

          (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts
                                  --------
     not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

          (d) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (e) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within
                               --------
     30 days after the entry
     thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

          (f) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

          (g) Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) of such Person permitted under Section 8.1(c), provided that any such Lien attaches to
                                     --------
     such Property concurrently with or within 90 days after the acquisition thereof;

          (h) leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

          (i) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

          (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (k) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.5;

          (l) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

          (m) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

          (n) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

          (o) Liens on accounts receivable or inventory of any Credit Party in connection with any Qualified Asset-Based Financing but only to the extent that any such Lien relates only to the applicable accounts receivable or inventory actually conveyed, contributed or provided as security with respect to such Qualified Asset-Based Financing; provided, that, any such
                                                      --------
     Qualified Asset-Based Financing is consummated on or before September 30, 2001;

          (p) (i) Liens on the Research and Development Facility in connection with any Qualified Lease Financing secured by the Research and Development Facility and (ii) Liens on the equipment located at the Research and Development Facility in connection with any Qualified Lease Financing secured by such equipment; provided, that, any such Qualified Lease Financing is consummated on or
     --------
     before September 30, 2001;

          (q) Liens on the B Collateral securing the Indebtedness under the Senior Note Indenture permitted under Section 8.1(b);

          (r) Liens on cash in favor of Bank of America to secure the letters of credit issued by Bank of America identified on Schedule 8.1;
                                                       ------------

          (s) Liens on cash in an amount not to exceed $325,000 in favor of Bank One, NA (Main Office - Chicago) to secure the credit card program provided by Bank One, NA (Main Office - Chicago) and described on Schedule
                                                                       --------
     8.1; and
     ---

          (t)  Liens existing as of the Amendment Closing Date and set forth on
     Schedule 8.2; provided that (i) no such Lien shall at any time be extended
     ------------  --------
     to or cover any Property other than the Property subject thereto on the Amendment Closing Date and (ii) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced.

     8.3  Consolidation, Merger, Dissolution, etc.
          ---------------------------------------

     Except in connection with a Permitted Asset Disposition, the Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing
                             --------
provisions of this Section 8.3 but subject to the terms of Sections 7.12 and 7.13, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower shall be the continuing or surviving corporation, (b)
--------
any Credit Party other than the Borrower may merge or consolidate with any other Credit Party other than the Borrower, (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party provided that such Credit Party shall be the continuing or surviving
--------
corporation, (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party, (e) any Subsidiary of the Borrower may merge with any Person that is not a Credit Party in connection with an Asset Disposition permitted under
Section 8.4 and (f) any Wholly Owned Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

     8.4  Asset Dispositions.
          ------------------

     The Credit Parties will not permit any Consolidated Party to make any Asset Disposition other than an Excluded Asset Disposition unless (a) the consideration paid in connection therewith shall be cash or Cash Equivalents payment to be contemporaneous with consummation of transaction and shall be in an amount not less than the fair market value of the Property disposed of, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 8.12, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Consolidated Party, (d) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.4, (e) no later than five
(5) Business Days prior to such Asset Disposition, the Borrower shall have delivered to the Administrative Agent (i) a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.1 (a)-(c) and (ii) a certificate of an Executive Officer of the Borrower specifying the anticipated date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition and (f) the Credit Parties shall, upon consummation of such Asset Disposition, apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to prepay the Loans in accordance with the terms of Section 3.3(b)(iii)(A).

     Upon a sale of assets or the sale of Capital Stock of a Consolidated Party permitted by this Section 8.4, the Collateral Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties' request and at the Credit Parties' expense, such documentation as is reasonably necessary to evidence the release of the Collateral Agent's security interest, if any, in such assets or Capital Stock, including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of such Consolidated Party from all of its obligations, if any, under the Credit Documents.

     8.5  Investments.
          -----------

     The Credit Parties will not permit any Consolidated Party to make any Investments, except for:

          (a)  Investments consisting of cash and Cash Equivalents;

          (b) Investments consisting of accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (c) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors;

          (d) Investments existing as of the Amendment Closing Date and set forth in Schedule 8.5;
              ------------

          (e) Investments consisting of advances or loans to agents, customers or suppliers in the ordinary course of business that do not exceed $2,000,000 in the aggregate at any one time outstanding;

          (f) Investments consisting of advances or loans to directors, officers or employees in connection with the Borrower's currently existing benefits program; provided
                       --------
     that the total of all such Investments shall not exceed $2,000,000 in the aggregate at any one time outstanding.

          (g)  Investments in any Credit Party; or

          (h) (i) Investments in Foreign Subsidiaries existing as of the Amendment Closing Date in an aggregate principal amount not to exceed $87,000,000 and (ii) additional Investments in Foreign Subsidiaries subsequent to the Amendment Closing Date in an aggregate principal amount not to exceed $3,000,000 at any one time.

     8.6  Restricted Payments.
          -------------------

     The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries) and (b) as permitted by Section 8.5, Section 8.7 or Section 8.8.

     8.7  Other Indebtedness.
          -------------------

     The Credit Parties will not permit any Consolidated Party to (i) after the issuance thereof, amend or modify any of the terms of any Indebtedness of such Consolidated Party if such amendment or modification would add or change any terms in a manner adverse to such Consolidated Party, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto, or
(ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness of such Consolidated Party. Notwithstanding the foregoing, the Credit Parties may prepay the Indebtedness evidenced by the Senior Note Indenture and identified on Schedule 8.1 if such
                                                         ------------
prepayment is deemed necessary (in the sole discretion of the Administrative Agent and its counsel) to consummate any Qualified Lease Financing or any Qualified Asset-Based Financing.

     8.8  Transactions with Affiliates.
          ----------------------------

     Except as set forth on Schedule 8.8, the Credit Parties will not permit any
                            ------------
Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party, (b) transfers of cash and assets to any Credit Party, (c) transactions expressly permitted by Section 8.1, Section 8.3, Section 8.4, Section 8.5, or Section 8.6,
(d) normal compensation, expense, reimbursement and other benefit arrangements for officers and directors and (e) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

     8.9    Fiscal Year; Organizational Documents.
            -------------------------------------

     The Credit Parties will not permit any Consolidated Party (a) to change its fiscal year or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) if such change would adversely affect the Banks.

     8.10   Limitation on Restricted Actions.
            --------------------------------

     The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Credit Party and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) the Senior Note Indenture and the Senior Notes, in each case as in effect as of the Amendment Closing Date, (iii) applicable law, (iv) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein
                            --------
relates only to the asset or assets constructed or acquired in connection therewith, (v) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates
                --------
only to the asset or assets subject to such Permitted Lien or (vi) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.4 pending the consummation of such sale.

     8.11   Ownership of Subsidiaries; Limitations on Parent.
            ------------------------------------------------

     Notwithstanding any other provisions of this Credit Agreement to the contrary, the Credit Parties will not permit any Consolidated Party to (i) permit any Person (other than the Borrower or any Wholly Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or (B) as a result of or in connection with a dissolution, merger, consolidation or disposition of a Subsidiary not prohibited by Section
8.3 or Section 8.4, (ii) permit any Subsidiary of the Borrower to issue or have outstanding any shares of preferred Capital Stock or (iii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Borrower, except for Permitted Liens.

     8.12   Sale Leasebacks.
            ---------------

     Except as set forth on Schedule 8.12, the Credit Parties will not permit
                            -------------
any Consolidated Party to enter into any Sale and Leaseback Transaction.

     8.13   Capital Expenditures.
            --------------------

     The Credit Parties will not permit Consolidated Capital Expenditures for any fiscal year to exceed $15,000,000.

     8.14   No Further Negative Pledges.
            ---------------------------

     The Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the existence of any Lien upon any of its Property in favor of the Administrative Agent (for the benefit of the Banks) for the purpose of securing the Credit Party Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Credit Party Obligations, except (a) in connection with any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the
        --------
asset or assets constructed or acquired in connection therewith, (b) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates
                --------
only to the asset or assets subject to such Permitted Lien and (c) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.4, pending the consummation of such sale.

     8.15   Operating Lease Obligations.
            ---------------------------

     The Credit Parties will not permit any Consolidated Party to enter into, assume or permit to exist any obligations for the payment of rental under Operating Leases which in the aggregate for all such Persons would exceed $22,000,000 for any fiscal year.

                                   SECTION 9

                               EVENTS OF DEFAULT
                               -----------------


     9.1    Events of Default.
            -----------------

     An Event of Default shall exist upon the occurrence and during the continuance of any of the following specified events (each an "Event of
                                                               --------
Default"):
-------

            (a)  Payment.  Any Credit Party shall
                 -------

                 (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                 (ii) default, and such default shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any

            Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

            (b)  Representations.  Any representation, warranty or statement
                 ---------------
     made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

            (c)  Covenants.  Any Credit Party shall
                 ---------

                 (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.9, 7.11, 7.12, 7.13, 7.15, 7.16 or 7.17 or Section 8;

                 (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(a), (b), (c) or (d) and such default shall continue unremedied for a period of at least 5 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or written notice thereof by the Administrative Agent; or

                 (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or written notice thereof by the Administrative Agent; or

            (d)  Other Credit Documents.  Except as a result of or in connection
                 ----------------------
     with a dissolution, merger or disposition of a Subsidiary not prohibited by
     Section 8.3 or Section 8.4, any Credit Document shall fail to be in full force and effect or to give the Administrative Agent, the Collateral Agent and/or the Banks the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

            (e)  Guaranties.  Except as the result of or in connection with a
                 ----------
     dissolution, merger or disposition of a Subsidiary not prohibited by
     Section 8.3 or Section 8.4, the guaranty given by any Guarantor hereunder (including any Person after the Amendment Closing Date in accordance with Section 7.12) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Person after the Amendment Closing Date in accordance with Section 7.12) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

            (f)  Bankruptcy, etc.  Any Bankruptcy Event shall occur with respect
                 ---------------
     to any Consolidated Party; or

            (g)  Defaults under Other Agreements.
                 -------------------------------

                 (i) Any Consolidated Party shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract or lease material to the Consolidated Parties taken as a whole if such default, alone or together with other such defaults, could reasonably be expected to have a Material Adverse Effect; or

                 (ii) With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $5,000,000 in the aggregate for the Consolidated Parties taken as a whole, (A) either (1) default in any payment shall occur and continue (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or
            (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

            (h)  Judgments.  One or more judgments or decrees shall be entered
                 ---------
     against one or more of the Consolidated Parties involving a liability of $5,000,000 or more over and above any applicable deductible in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

            (i)  ERISA.  Any of the following events or conditions, if such
                 -----
     event or condition could involve possible taxes, penalties, and other liabilities in an aggregate amount in excess of $5,000,000: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan;
     (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which results in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which results in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which subjects any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

            (j)  Senior Note Indenture.  There shall occur and be continuing any
                 ---------------------
     "Event of Default" under, and as defined in, the Senior Note Indenture; or

            (k)  Ownership.  There shall occur a Change of Control.
                 ---------

     9.2    Acceleration; Remedies.
            ----------------------

     Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or the Collateral Agent, as applicable, may or, upon the request and direction of the Required Banks, shall, by written notice to the Credit Parties take any of the following actions:

            (a)  Termination of Commitments.  Declare the Commitments terminated
                 --------------------------
     whereupon the Commitments shall be immediately terminated.

            (b)  Acceleration.  Declare the unpaid Credit Party Obligations to
                 ------------
     be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

            (c)  Cash Collateral.  Direct the Borrower to pay (and the Borrower
                 ---------------
     hereby promises to pay, upon receipt of such notice) to the Collateral Agent additional cash, to be held by the Collateral Agent, for the benefit of the Banks, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

            (d)  Enforcement of Rights.  Enforce any and all rights and
                 ---------------------
     interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

     Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur with respect to the Borrower, then, without the giving of any notice or other action by the Administrative Agent or the Banks, (i) the Commitments automatically shall terminate, (ii) all of the outstanding Credit Party Obligations automatically shall immediately become due and payable and
(iii) the Borrower automatically shall be obligated (and hereby promises) to pay to the Collateral Agent additional cash, to be held by the Collateral Agent, for the benefit of the Banks, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                                  SECTION 10

                               AGENCY PROVISIONS
                               -----------------

     10.1   Appointment and Authorization of Administrative Agent and Collateral
            --------------------------------------------------------------------
            Agent.
            -----

     (a) Each Bank hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes Bank of America as the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Credit Documents with reference to the Administrative Agent or the Collateral Agent, as applicable, is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) The Issuing Lender shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Banks to act for the Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the
         --------  -------
benefits and immunities (i) provided to the Administrative Agent in this Article
                                                                         -------
IX with respect to any acts taken or omissions suffered by the Issuing Lender in
--
connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this
Article IX included the Issuing Lender with respect to such acts or omissions,
----------
and (ii) as additionally provided herein with respect to the Issuing Lender.

     10.2   Delegation of Duties.
            --------------------

     The Administrative Agent and the Collateral Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and the Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     10.3   Liability of Administrative Agent.
            ---------------------------------

     No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Bank or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

     10.4   Reliance by Administrative Agent and the Collateral Agent.
            ---------------------------------------------------------

     (a) The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent, as applicable. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Banks or all the Banks, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and participants. Where this Credit Agreement expressly permits or prohibits an action unless the Required Banks otherwise determine, the Administrative Agent or the Collateral Agent, as applicable, shall, and in all other instances, the Administrative Agent or the Collateral Agent, as applicable, may, but shall not be required to, initiate any solicitation for the consent or a vote of the Banks.

     (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Bank that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent or the Collateral Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank.

     10.5   Notice of Default.
            -----------------

     The Administrative Agent and the Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent or the Collateral Agent, as applicable, shall have received written notice from a Bank or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent or the Collateral Agent, as applicable, will notify the Banks of its receipt of any such notice. The Administrative Agent or the Collateral Agent, as applicable, shall take such action with respect to such Default or Event of Default as may be directed by the Required Banks in accordance with Section 10; provided,
                                                                 --------
however, that unless and until the Administrative Agent or the Collateral Agent,
-------
as applicable, has received any such direction, the Administrative Agent or the Collateral Agent, as applicable, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     10.6   Credit Decision; Disclosure of Information by Administrative Agent.
            ------------------------------------------------------------------

     Each Bank acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Bank represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower and the other Credit Parties hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent or the Collateral Agent, as applicable, herein, the Administrative Agent and the Collateral Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     10.7   Indemnification of Administrative Agent and the Collateral Agent.
            ----------------------------------------------------------------

     Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Bank shall be liable for the payment
                --------  -------
to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided,
                                                                     --------
however, that no action taken in accordance with the directions of the Required
-------
Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any reasonable costs or out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Administrative Agent or the Collateral Agent, as applicable, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent, as applicable, is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Credit Party Obligations hereunder and the resignation or replacement of the Administrative Agent or the Collateral Agent, as applicable.

     10.8   Administrative Agent and Collateral Agent in their Individual
            -------------------------------------------------------------
            Capacities.
            ----------

     Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent, the Collateral Agent or the Issuing Lender hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent and the Collateral Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Bank and may exercise such rights and powers as though it were not the Administrative Agent, the Collateral Agent or the

Issuing Lender, and the terms "Bank" and "Banks" include Bank of America in its individual capacity.

     10.9   Successor Administrative Agent and Collateral Agent.
            ---------------------------------------------------

     The Administrative Agent and the Collateral Agent may resign at any time by giving notice thereof to the Banks and the Credit Parties. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent or successor Collateral Agent, as applicable; provided,
                                                                   --------
however, that in the absence of any continuing Event of Default, such
-------
appointment of a successor Administrative Agent or successor Collateral Agent shall be consented to by the Borrowers, which consent shall not be unreasonably withheld. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent within thirty (30) days after the retiring Administrative Agent's giving notice of resignation, the retiring Administrative Agent's resignation shall nevertheless become effective and the Banks shall perform all duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided for above. Likewise, upon the acceptance of any appointment as Collateral Agent hereunder by a successor, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations as Collateral Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Credit Agreement. If no successor Collateral Agent has accepted appointment as Collateral Agent within thirty (30) days after the retiring Collateral Agent's giving notice of resignation, the retiring Collateral Agent's resignation shall nevertheless become effective and the Banks shall perform all duties of the Collateral Agent under the Collateral Documents until such time, if any, as the Required Banks appoint a successor Collateral Agent as provided for above. Subject to the foregoing terms of this Section 10.9, there shall at all times be a Person or Persons serving as Administrative Agent and Collateral Agent hereunder.


                                  SECTION 11

                                 MISCELLANEOUS
                                 -------------

     11.1   Notices.
            -------

     Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Administrative Agent, set forth below, and, in the case of the Banks, set forth on Schedule 2.1(a), or at
                                                         ---------------
such other address as such party may specify by written notice to the other parties hereto:

     if to any Credit Party:

          Ethyl Corporation
          330 South Fourth Street
          Richmond, Virginia 23219
          Attn: Treasurer
          Telephone: (804) 788-5055
          Telecopy:  (804) 788-5435

     with a copy to:

          Ethyl Corporation
          330 South Fourth Street
          Richmond, Virginia 23219
          Attn: Rudy West
          Telephone: (804) 788-5619
          Telecopy:  (804) 788-5519

     if to the Administrative Agent (for payments and requests for extensions of credit):

          Bank of America, N. A.
          Independence Center, 15th Floor
          NC1-001-15-04
          101 North Tryon Street
          Charlotte, North Carolina 28255
          Attn: Agency Services
          Telephone: (704) 388-3917
          Telecopy:  (704) 409-0025

     if to the Administrative Agent (for all other notices)

          Bank of America, N.A.
          MailCode CA5-701-12-09
          1455 Market Street, 12/th/ Floor
          San Francisco, California 94103
          Attn: Charles Graber
          Telephone: (415) 436-3495
          Telecopy:  (415) 503-5006
     with a copy to:

             Bank of America, N. A.
             335 Madison Avenue, 5th Floor
             New York, New York 10017
             Attn: David Noda
             Telephone: (212) 503-7948
             Telecopy:  (212) 503-7878

     11.2    Sharing of Setoffs.
             ------------------

     If one or more Events of Default shall occur, the holder of any Loan shall have the right, in addition to and not in limitation of any right which any such holder may have under applicable law or otherwise, to set off against the unpaid balance of any Loan or Loans or participation therein held by it any debt owing to the Company by such holder, including, without limitation, any funds in any deposit account maintained by the Company with such holder, and nothing in this Agreement shall be deemed a waiver or prohibition of any Bank's right of banker's lien or setoff. Each holder of a Loan agrees that, if it shall through the exercise of a right of banker's lien, setoff, counterclaim or otherwise obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Bank, it shall be deemed to have simultaneously purchased from such other holder a participation in the Loan held by such other holder so that the aggregate unpaid principal amount of the Loan or Loans and participations in Notes held by each holder shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of such Loan held by it prior to such exercise of banker's lien, setoff or counterclaim or receipt of other payment was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or receipt of other payment, and it shall promptly remit to each such holder the amount of the participation thus deemed to have been purchased. The Company expressly consents to the foregoing arrangements and agrees that any holder of a participation in a Loan so acquired may exercise any and all rights of banker's lien, setoff, counterclaim or otherwise with respect to any and all moneys owing by such holder to the Company as fully as if such holder were a holder of a Loan in the amount of such participation. If all or any portion of any such excess payment is thereafter recovered from the holder which received the same, the purchase provided for herein shall be deemed to have been rescinded to the extent of such recovery, without interest.

     11.3    Benefit of Agreement.
             --------------------

     (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

     (b) Any Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in LOC Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining
--------
amount of the assigning Bank's Commitment and the Loans at the time owing to it or in the case of an assignment to a Bank or an Affiliate of a Bank or an Approved Fund with respect to a Bank, any partial assignment shall not be less than $2,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Bank) and an integral multiple of $100,000 in excess thereof, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) (A) each such assignment by a Bank of any portion of its Revolving Commitment and its Revolving Loans shall be accompanied by an assignment of the same percentage of all of such Bank's Term Loan and the same percentage of all of such Bank's New Term Loan, (B) each such assignment by a Bank of any portion of its Term Loan shall be accompanied by an assignment of the same percentage of all of such Bank's Revolving Commitment and its Revolving Loans and the same percentage of all of such Bank's New Term Loan and (C) each such assignment by a Bank of any portion of its New Term Loan shall be accompanied by an assignment of the same percentage of all of such Bank's Revolving Commitment and its Revolving Loans and the same percentage of all of such Bank's Term Loan; and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance in the form of Exhibit 11.3(b) (an "Assignment and Acceptance"), together with a processing
                        -------------------------
and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Credit Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Bank's rights and obligations under this Credit Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.6, 3.9, 3.11, 3.12 and 11.5). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Bank and the assignee Bank. Any assignment or transfer by a Bank of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with subsection (d) of this Section. If the assignee is not a United States person under Section 7701(a)(30) of the code, it shall deliver to the Borrower and the Administrative Agent all forms and/or certificates as required under Section 3.11(d).

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Agency Service Address a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the

Banks, and the Commitments of, and principal amount of the Loans and LOC Obligations owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the
      --------
Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Bank may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Bank's rights and/or obligations
    -----------
under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Bank's participations in LOC Obligations) owing to
it); provided that (i) such Bank's obligations under this Credit Agreement shall
     --------
remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that
                                                                  --------
such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant or (iii) release all or substantially all of the Guarantors from their obligations under the Credit Documents. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits, and shall be subject to the requirements of Sections 3.6 through 3.12, inclusive, to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.2 as though it were a Bank, provided such
                                                          --------
Participant agrees to be subject to Section 3.14 as though it were a Bank.

     (e) A Participant shall not be entitled to receive any greater payment under Sections 3.6 through 3.12, inclusive, than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that is not a United States person under Section 7701(a)(30) of the Code shall not be entitled to the benefits of Section 3.11 unless the Borrower is notified of the participation sold to such Participant and such Participant delivers to the Borrower and the Administrative Agent all forms and/or certificates required by Section 3.11(d) and agrees, for the benefit of the Borrower, to comply with Section 3.11(d) as though it were a Bank.

     (f) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Notes, if any) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve

Bank; provided that no such pledge or assignment shall release a Bank from any
      --------
of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

     (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 11.3(b)), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Bank (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

     (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon thirty (30) days' notice to the Borrower and the Banks, resign as Issuing Lender. In the event of any such resignation as Issuing Lender, the Borrower shall be entitled to appoint from among the Banks a successor Issuing Lender hereunder; provided, however, that no
                                                      --------  -------
failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender. Bank of America shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LOC Obligations with respect thereto (including the right to require the Banks to make Base Rate Loans or fund participations in Letters of Credit pursuant to Section 2.2(c)).

     11.4 No Waiver; Remedies Cumulative.
          ------------------------------

     No failure or delay on the part of the Administrative Agent, the Collateral Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent, the Collateral Agent or any Bank and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent, the Collateral Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or the Banks to any other or further action in any circumstances without notice or demand.

     11.5 Expenses; Indemnification.
          -------------------------

          (a) The Credit Parties jointly and severally agree to pay on demand all costs and expenses of the Administrative Agent and the Collateral Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and the Collateral Agent (including the cost of internal counsel) with respect thereto and with respect to advising the

     Administrative Agent and the Collateral Agent as to their rights and responsibilities under the Credit Documents. The Credit Parties further jointly and severally agree to pay on demand all costs and expenses of the Administrative Agent, the Collateral Agent and the Banks, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with any work-out or restructuring relating to the Credit Facilities or any enforcement (whether through negotiations, legal proceedings, or otherwise) of any of the Credit Documents.

          (b) Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless each Agent-Related Person, each Bank and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands,
          -----------
     actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent, the Collateral Agent or any
     Bank) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Credit Party, any Affiliate of any Credit Party or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of Credit Parties and the resignation or removal of the Administrative Agent or the Collateral Agent, as applicable, or the replacement of any Bank) be asserted or imposed against any Indemnitee, arising out of or relating to, the Credit Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Loan or Letter of Credit, or the relationship of any Credit Party, the Administrative Agent, the Collateral Agent and the Banks under this Credit Agreement or any other Credit Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including attorneys' fees and expenses) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that
                                       -----------------------    --------
     no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive the termination of the Commitments and repayment of all the Credit Party Obligations.

          (c) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     11.6 No Waivers; Amendments.
          ----------------------

     (a) No failure or delay of the Administrative Agent or of any Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Banks and holders of the Notes hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

     (b) Neither this Agreement nor any provision hereof may be amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Banks; provided, however, that no such agreement
                                       --------  -------
shall (i) decrease the principal amount of, or extend the maturity of or the scheduled dates for the payment of principal of or interest on, any Loan or LOC Obligations, or waive or excuse any such payment or any part thereof or reduce the rate of interest on any Loan, without the written consent of each holder affected thereby, (ii) increase or extend the Commitment or decrease the Facility Fees of any Bank without the written consent of each Bank affected thereby, (iii) amend or modify the definition of "Required Banks" or the provisions of this Section 11.6, Section 3.13 or Section 11.2 without the written consent of each Bank, (iv) release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents without the written consent of each Bank, (v) except as a result of, upon the occurrence of, or in connection with (A) an Asset Disposition permitted by Section 8.4, (B) any Qualified Secured Financing or (C) the Release of Collateral Event, release all or substantially all of the Collateral without the written consent of each Bank or (vi) amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder, without the written consent of the Administrative Agent. Each Bank and holder of any Note shall be bound by any modification or amendment authorized by this Section regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Bank or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

     11.7 Counterparts.
          ------------

     This Credit Agreement may be executed in any number of counterparts, each of which when so executed shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

     11.8  Headings.
           --------

     The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     11.9  Survival.
           --------

     All indemnities set forth herein, including, without limitation, in Section 2.2(i), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive until this Credit Agreement shall be terminated in accordance with the terms of
Section 11.13(b).

     11.10 Governing Law; Submission to Jurisdiction; Venue.
           ------------------------------------------------

           (a) THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent, the Collateral Agent or any Bank to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

           (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

           (c) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION

     OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     11.11 Severability.
           ------------

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     11.12 Entirety.
           --------

     This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     11.13 Binding Effect; Termination.
           ---------------------------

           (a) This Amendment shall become effective at such time on or after the Amendment Closing Date when it shall have been executed by each Credit Party and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Bank, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Administrative Agent and each Bank and their respective successors and assigns.

           (b) The term of this Credit Agreement shall be until the Credit Party Obligations are Fully Satisfied.

     11.14 Confidentiality.
           ---------------

     Each of the Administrative Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or the other Credit Documents or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Bank on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Bank's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Bank or its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the
 -----------
Borrower or its business, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received
                            --------
from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     11.15 Source of Funds.
           ---------------

     Each of the Banks hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Bank in connection with the financing hereunder:

           (a) no part of such funds constitutes assets allocated to any separate account maintained by such Bank in which any employee benefit plan (or its related trust) has any interest;

           (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Bank, such Bank has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this clause (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

           (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

           (d) such funds constitute assets of one or more specific benefit plans which such Bank has identified in writing to the Borrower.

As used in this Section 11.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     11.16 Regulation D.
           ------------

     Each of the Banks hereby represents and warrants to the Borrower that it is a commercial Bank, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires or loans on the ordinary course of business and that it will make or acquire Loans for its own account in the ordinary course of business.

     11.17 Conflict.
           --------

     To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

     11.18 Release of Collateral.
           ---------------------

           (a) Upon the consummation of a Qualified Asset-Based Financing on or before September 30, 2001, the Banks agree, unless a Default or an Event of Default has occurred and is continuing, to take such action as is reasonably necessary (at the expense of the Borrower) to subordinate their liens and security interests in the accounts receivable and/or inventory, as applicable, that secure such Qualified Asset-Based Financing. The Banks hereby authorize the Administrative Agent and the Collateral Agent to execute and deliver such documentation or to take such action (at the expense of the Borrower) as is reasonably necessary to subordinate its liens and security interests in the accounts receivable and/or inventory, as applicable, securing such Qualified Asset-Based Financing.

           (b) Upon the consummation of a Qualified Lease Financing on or before September 30, 2001, the Banks agree, unless a Default or an Event of Default has occurred and is continuing, to take such action as is reasonably necessary (at the expense of the Borrower) to release their liens and security interests in the Research and Development Facility or the equipment located thereon, as applicable, that secure such Qualified Lease Financing. The Banks hereby authorize the Administrative Agent and the Collateral Agent to execute and deliver such documentation or to take such action (at the expense of the Borrower) as is reasonably necessary to release its liens and security interests in the Research and Development Facility and the equipment located thereon, as applicable, securing such Qualified Lease Financing.

           (c) Upon the occurrence of the Release of Collateral Event, the Banks agree, unless a Default or an Event of Default has occurred and is continuing, to take such action as is reasonably necessary (at the expense of the Borrower) to release all Collateral securing the Credit Party Obligations. The Banks hereby authorize the Administrative Agent and the Collateral Agent to execute and deliver such documentation or to take such other action (at the expense of the Borrower) as is reasonably necessary to give effect to this Section 11.18(c).

     11.19 Release.
           -------

     The Credit Parties hereby release the Administrative Agent, the Collateral Agent, the Banks and each of their respective officers, employees, representatives, agents, trustees, counsel and directors (collectively, the "Released Persons") from any and all actions, causes of action, claims, demands,
 ----------------
damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act by any of the Released Persons on or prior to the date hereof.


                          [Signature Page to Follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.


BORROWER:                ETHYL CORPORATION, a Virginia
--------
                         corporation

                         By: /s/ D.A. Fiorenza
                             -----------------
                         Name: David A. Fiorenza
                         Title: Vice President, Treasurer, and
                                Principal Financial Officer


SUBSIDIARY
----------
GUARANTORS:              THE EDWIN COOPER CORPORATION, a
----------
                         Virginia corporation

                         By: /s/ D.A. Fiorenza
                             -----------------
                         Name: David A. Fiorenza
                         Title: Treasurer

                         ETHYL ADDITIVES CORPORATION, a
                         Virginia corporation


                         By: /s/ W.C. Drinkwater
                             -------------------
                         Name: Wayne C. Drinkwater
                         Title: Treasurer

                         ETHYL ASIA PACIFIC COMPANY,
                         a Virginia corporation

                         By: /s/ D.A. Fiorenza
                             -----------------
                         Name: David A. Fiorenza
                         Title: Vice President and Treasurer

                         ETHYL EXPORT CORPORATION,
                         a Virginia corporation

                         By: /s/ D.A. Fiorenza
                             -----------------
                         Name: David A. Fiorenza
                         Title: President and Treasurer

                         ETHYL INTERAMERICA CORPORATION,
                         a Delaware corporation

                         By: /s/ D.A. Fiorenza
                             -----------------
                         Name: David A. Fiorenza
                         Title: Vice President and Treasurer

                         ETHYL PETROLEUM ADDITIVES, INC.,
                         a Delaware corporation

                         By: /s/ D.A. Fiorenza
                             -----------------
                         Name: David A. Fiorenza
                         Title: Treasurer

                         INTERAMERICA TERMINALS CORPORATION,
                         a Virginia corporation

                         By: /s/ D.A. Fiorenza
                             -----------------
                         Name: David A. Fiorenza
                         Title: Treasurer

                         ETHYL VENTURES, INC.,
                         a Virginia corporation

                         By: /s/ D.A. Fiorenza
                             -----------------
                         Name: David A. Fiorenza
                         Title: President and Treasurer

BANKS:                   BANK OF AMERICA, N. A.,
-----
                         in its capacity as Administrative Agent
                         and as Collateral Agent

                         By: /s/ Charles D. Graber
                             ---------------------
                         Name: Charles D. Graber
                         Title: Vice President

                         BANK OF AMERICA, N. A., in its
                         capacity as a Bank and Issuing Lender


                         By: /s/ David Noda
                             --------------
                         Name: David Noda
                         Title: Managing Director

                         THE BANK OF NEW YORK

                         By: /s/ Christine T. Rio
                             --------------------
                         Name: Christine T. Rio
                         Title: Vice President

                         SUNTRUST BANK

                         By: /s/ Mark A. Flatin
                             ------------------
                         Name: Mark A. Flatin
                         Title: Director

                         CREDIT LYONNAIS
                         NEW YORK BRANCH

                         By: /s/ Scott R. Chapella
                             ---------------------
                         Name: Scott R. Chapella
                         Title: Vice President

                         WACHOVIA BANK, N.A.

                         By: /s/ Jill E. Snyder
                             ------------------
                         Name: Jill E. Snyder
                         Title: Vice President

                         STANDARD CHARTERED BANK

                         By: /s/ Alan Babcock
                             ----------------
                         Name: Alan Babcock
                         Title: Senior Vice President

                         THE INDUSTRIAL BANK OF JAPAN,
                         LIMITED

                         By: /s/ John Dippo
                             --------------
                         Name: John Dippo
                         Title: Senior Vice President

                         THE SUMITOMO MITSUI BANKING
                         CORPORATION

                         By: /s/ Edward D. Henderson, Jr.
                             ----------------------------
                         Name: Edward D. Henderson, Jr.
                         Title: Senior Vice President

                         BANK ONE, NA (Main Office - Chicago)

                         By: /s/ Hal E. Fudge
                             ----------------
                         Name: Hal E. Fudge
                         Title: First Vice President

                         BANKERS TRUST COMPANY

                         By: /s/ Scottye D. Lindsey
                             ----------------------
                         Name: Scottye D. Lindsey
                         Title: Vice President

                         KBC N.V.

                         By: /s/ Robert Snauffer
                             -------------------
                         Name: Robert Snauffer
                         Title: First Vice President

                         FLEET NATIONAL BANK

                         By: /s/ R. Kevin King
                             -----------------
                         Name: R. Kevin King
                         Title: Vice President

                         GENERAL ELECTRIC CAPITAL
                         CORPORATION

                         By: /s/ Robert M. Kadlick
                             ---------------------
                         Name: Robert M. Kadlick
                         Title: Duly Authorized Signatory